Exhibit 99.1

Forest City Enterprises, Inc.
Supplemental Package
Three and Six Months Ended July 31, 2012 and 2011

Forest City Enterprises, Inc. and Subsidiaries
Three and Six Months Ended July 31, 2012 and 2011
Supplemental Package
NYSE: FCEA, FCEB

This Supplemental Package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2012 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our real estate portfolio, general real estate investment and development risks, vacancies in our properties, the strategic decision to reposition or divest portions of our land business, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Overview
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and five reportable segments. The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group develops for-sale condominium projects and also owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. On January 31, 2012, our Board of Directors approved a strategic decision by senior management to reposition or divest significant portions of our Land Development Group. During the six months ended July 31, 2012, we established and began executing on our land divestiture strategy. Real Estate Groups are the combined Commercial, Residential and Land Development Groups. Corporate Activities and the Nets, a member of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are other reportable segments of the Company.
We have approximately $10.7 billion of assets in 27 states and the District of Columbia at July 31, 2012. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, New York, Philadelphia, the Greater San Francisco metropolitan area and the Greater Washington D.C. metropolitan area. Our core markets account for approximately 78 percent of the cost of our real estate portfolio at July 31, 2012. We have offices in Albuquerque, Boston, Chicago, Dallas, Denver, London (England), Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three and six months ended July 31, 2012. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we have historically reported an additional measure, Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. In the three months ended April 30, 2012, we began presenting Funds From Operations (“FFO”), which is also a non-GAAP measure. In the three months ended July 31, 2012, we began presenting Operating FFO, which is also a non-GAAP measure. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”), EBDT, FFO and Operating FFO provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Revision of Prior Period Financial Statements
Historically, we have recorded an allowance for projects under development (the “Allowance”) that have not been abandoned at each balance sheet date. During the three months ended January 31, 2012, we determined that the recording of the Allowance was not in accordance with ASC 970-360-40. The impact of this error (the “Allowance Revision”) was an overstatement of operating expenses of $2,000,000 ($1,224,000 after tax) for the three months ended July 31, 2011. We assessed the materiality of this error on prior periods’ financial statements in accordance with ASC 250-10 (SEC’s Staff Accounting Bulletin No. 99, Materiality), and concluded that the error was not material to any prior annual or interim periods but would be material if the entire correction was recorded during the year ended January 31, 2012. Accordingly, the financial statements for the three months ended July 31, 2011 which are presented herein, have been revised. The error had no effect on the financial statements for the six months ended July 31, 2011.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and unconsolidated properties in our supplemental package for the year ended January 31, 2012.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

EBDT
We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT has been used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar, but not identical, to FFO, a measure of performance used by publicly traded Real Estate Investment Trusts (“REITs”).
FFO
The majority of our peers in the publically traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we are not a REIT, we feel it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically are not subject to federal or state income taxes, but must pay out a portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP. The treatment of deferred taxes is the single biggest difference between EBDT and FFO. We intend to continue to report both EBDT and FFO during the fiscal year ending January 31, 2013. Effective February 1, 2013, we will only report FFO to be more comparable to our industry peers.
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to net earnings, results of operations discussion, FFO bridge, reconciliation of Operating FFO to FFO, reconciliation of net earnings to FFO and EBDT, retail and office lease expirations, significant retail and office tenants, and our development pipeline. We believe this information will give interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three and six months ended July 31, 2012 and 2011.
We believe occupancy rates, retail and office lease expirations, base rent, significant retail and office tenant listings, mall sales per square foot, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of the overall performance of our operating portfolio from quarter-to-quarter and year-to-year. A reconciliation of NOI to net earnings, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to net earnings for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 31, 2012 can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President, Corporate Communication
jefflinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Robert G. O’Brien
Executive Vice President and Chief Financial Officer
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
Common Stock Exchange Listing
NYSE: FCEA and FCEB
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – July 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,584,458	$35,185	$1,338,153	$24,210	$2,911,636
Commercial
Retail centers	2,925,904	71,424	1,141,309	—	3,995,789
Office and other buildings	3,028,576	103,265	351,703	—	3,277,014
Corporate and other equipment	10,820	—	—	—	10,820
Total completed rental properties	7,549,758	209,874	2,831,165	24,210	10,195,259
Projects under construction
Residential	67,151	1,059	24,417	—	90,509
Commercial
Retail centers	343,393	—	4,150	—	347,543
Office and other buildings	811,526	495,417	—	—	316,109
Total projects under construction	1,222,070	496,476	28,567	—	754,161
Projects under development
Residential	845,947	186,339	6,178	—	665,786
Commercial
Retail centers	33,478	109	—	—	33,369
Office and other buildings	260,105	25,714	6,259	—	240,650
Total projects under development	1,139,530	212,162	12,437	—	939,805
Total projects under construction and development	2,361,600	708,638	41,004	—	1,693,966
Land held for development and sale	77,175	7,432	—	—	69,743
Total Real Estate	9,988,533	925,944	2,872,169	24,210	11,958,968
Less accumulated depreciation	(1,602,423)	(51,135)	(581,822)	(5,732)	(2,138,842)
Real Estate, net	8,386,110	874,809	2,290,347	18,478	9,820,126
Cash and equivalents	240,866	22,157	61,776	—	280,485
Restricted cash and escrowed funds	351,645	59,320	95,227	—	387,552
Escrowed funds for 2015 senior note redemption	125,000	—	—	—	125,000
Notes and accounts receivable, net	399,964	22,721	29,064	—	406,307
Investments in and advances to unconsolidated entities	572,230	(132,907)	(503,613)	—	201,524
Lease and mortgage procurement costs, net	268,961	8,920	52,528	—	312,569
Prepaid expenses and other deferred costs, net	243,281	33,969	18,055	356	227,723
Intangible assets, net	102,545	3	10,842	—	113,384
Land held for divestiture	23,417	1,925	27,330	—	48,822
Operating property assets held for sale	18,834	—	—	(18,834)	—
Total Assets	$10,732,853	$890,917	$2,081,556	$—	$11,923,492

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – July 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$975,015	$26,246	$999,492	$14,914	$1,963,175
Commercial
Retail centers	1,860,600	64,673	886,280	—	2,682,207
Office and other buildings	2,105,386	79,561	270,714	—	2,296,539
Total completed rental properties	4,941,001	170,480	2,156,486	14,914	6,941,921
Projects under construction
Residential	25,995	460	6,271	—	31,806
Commercial
Retail centers	178,863	—	—	—	178,863
Office and other buildings	352,226	224,425	—	—	127,801
Total projects under construction	557,084	224,885	6,271	—	338,470
Projects under development
Residential	247,340	59,538	—	—	187,802
Commercial
Retail centers	—	—	—	—	—
Office and other buildings	—	—	2,738	—	2,738
Total projects under development	247,340	59,538	2,738	—	190,540
Total projects under construction and development	804,424	284,423	9,009	—	529,010
Land held for development and sale	9,448	946	—	—	8,502
Total Mortgage debt and notes payable, nonrecourse	5,754,873	455,849	2,165,495	14,914	7,479,433
Bank revolving credit facility	—	—	—	—	—
Senior and subordinated debt	1,157,666	—	—	—	1,157,666
Construction payables	193,754	65,182	12,775	—	141,347
Operating accounts payable and accrued expenses	603,860	58,894	150,694	178	695,838
Accrued derivative liability	174,113	164	18,975	—	192,924
Deferred profit on NY retail joint venture transaction	114,465	—	—	—	114,465
Total Accounts payable, accrued expenses and other liabilities	1,086,192	124,240	182,444	178	1,144,574
Cash distributions and losses in excess of investments in unconsolidated entities	292,700	(13,051)	(287,037)	—	18,714
Deferred income taxes	458,825	—	—	—	458,825
Mortgage debt and notes payable, nonrecourse on land held for divestiture	19,571	1,721	20,654	—	38,504
Liabilities of operating property held for sale	15,092	—	—	(15,092)	—
Total Liabilities	8,784,919	568,759	2,081,556	—	10,297,716
Redeemable Noncontrolling Interest	232,107	232,107	—	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,556,884	—	—	—	1,556,884
Accumulated other comprehensive loss	(117,129)	—	—	—	(117,129)
Total Shareholders’ Equity	1,439,755	—	—	—	1,439,755
Noncontrolling interest	276,072	90,051	—	—	186,021
Total Equity	1,715,827	90,051	—	—	1,625,776
Total Liabilities and Equity	$10,732,853	$890,917	$2,081,556	$—	$11,923,492

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,584,403	$27,003	$1,229,109	$2,786,509
Commercial
Retail centers	2,638,954	74,012	1,203,459	3,768,401
Office and other buildings	2,949,699	94,310	387,543	3,242,932
Corporate and other equipment	10,392	—	—	10,392
Total completed rental properties	7,183,448	195,325	2,820,111	9,808,234
Projects under construction
Residential	56,496	988	95,404	150,912
Commercial
Retail centers	595,011	309	7,945	602,647
Office and other buildings	606,304	370,626	2,302	237,980
Total projects under construction	1,257,811	371,923	105,651	991,539
Projects under development
Residential	776,817	170,423	17,693	624,087
Commercial
Retail centers	39,495	99	10,481	49,877
Office and other buildings	254,856	25,712	2,670	231,814
Total projects under development	1,071,168	196,234	30,844	905,778
Total projects under construction and development	2,328,979	568,157	136,495	1,897,317
Land held for development and sale	77,298	7,451	24,851	94,698
Total Real Estate	9,589,725	770,933	2,981,457	11,800,249
Less accumulated depreciation	(1,526,503)	(46,085)	(557,613)	(2,038,031)
Real Estate, net	8,063,222	724,848	2,423,844	9,762,218
Cash and equivalents	217,486	9,324	60,689	268,851
Restricted cash and escrowed funds	542,566	98,001	109,282	553,847
Notes and accounts receivable, net	406,244	19,542	36,684	423,386
Investments in and advances to unconsolidated entities	609,079	(160,470)	(542,772)	226,777
Lease and mortgage procurement costs, net	273,995	8,760	58,512	323,747
Prepaid expenses and other deferred costs, net	227,354	34,626	20,708	213,436
Intangible assets, net	107,192	3	11,076	118,265
Land held for divestiture	57,145	14,141	45,257	88,261
Total Assets	$10,504,283	$748,775	$2,223,280	$11,978,788

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,008,576	$18,844	$949,015	$1,938,747
Commercial
Retail centers	1,735,148	67,371	971,035	2,638,812
Office and other buildings	2,064,588	73,056	301,910	2,293,442
Total completed rental properties	4,808,312	159,271	2,221,960	6,871,001
Projects under construction
Residential	6,596	—	56,737	63,333
Commercial
Retail centers	330,533	—	—	330,533
Office and other buildings	207,028	127,685	—	79,343
Total projects under construction	544,157	127,685	56,737	473,209
Projects under development
Residential	272,195	66,027	—	206,168
Commercial
Retail centers	—	—	—	—
Office and other buildings	—	—	2,887	2,887
Total projects under development	272,195	66,027	2,887	209,055
Total projects under construction and development	816,352	193,712	59,624	682,264
Land held for development and sale	15,775	1,578	12,655	26,852
Total Mortgage debt and notes payable, nonrecourse	5,640,439	354,561	2,294,239	7,580,117
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	1,038,529	—	—	1,038,529
Construction payables	202,395	61,564	18,564	159,395
Operating accounts payable and accrued expenses	621,582	27,798	161,323	755,107
Accrued derivative liability	174,020	—	19,033	193,053
Deferred profit on NY retail joint venture transaction	114,465	—	—	114,465
Total Accounts payable, accrued expenses and other liabilities	1,112,462	89,362	198,920	1,222,020
Cash distributions and losses in excess of investments in unconsolidated entities	279,708	(24,803)	(282,105)	22,406
Deferred income taxes	433,040	—	—	433,040
Mortgage debt and notes payable, nonrecourse on land held for divestiture	19,084	1,721	12,226	29,589
Total Liabilities	8,523,262	420,841	2,223,280	10,325,701
Redeemable Noncontrolling Interest	229,149	229,149	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,587,526	—	—	1,587,526
Accumulated other comprehensive loss	(120,460)	—	—	(120,460)
Total Shareholders’ Equity	1,467,066	—	—	1,467,066
Noncontrolling interest	284,806	98,785	—	186,021
Total Equity	1,751,872	98,785	—	1,653,087
Total Liabilities and Equity	$10,504,283	$748,775	$2,223,280	$11,978,788

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Three Months Ended July 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$261,373	$11,191	$93,930	$848	$344,960
Expenses
Operating expenses	173,292	8,360	42,304	316	207,552
Depreciation and amortization	54,231	1,039	19,686	191	73,069
Impairment of real estate	2,908	—	390	261	3,559
	230,431	9,399	62,380	768	284,180
Interest expense	(62,725)	(2,677)	(23,966)	(256)	(84,270)
Amortization of mortgage procurement costs	(3,682)	(146)	(813)	(4)	(4,353)
Loss on early extinguishment of debt	—	—	(1,313)	—	(1,313)
Interest and other income	13,678	489	288	—	13,477
Net gain (loss) on land held for divestiture activity	(6,458)	3,507	(41,887)	—	(51,852)
Net gain on disposition of rental properties	—	—	16,107	—	16,107
Earnings (loss) before income taxes	(28,245)	2,965	(20,034)	(180)	(51,424)
Income tax expense (benefit)
Current	(25,839)	—	—	5,019	(20,820)
Deferred	16,797	—	—	(5,367)	11,430
	(9,042)	—	—	(348)	(9,390)
Net gain on change in control of interests	6,766	2,702	—	—	4,064
Equity in earnings (loss) of unconsolidated entities, including impairment	16,275	169	(21,853)	—	(5,747)
Net loss on land held for divestiture activity of unconsolidated entities	(41,887)	—	41,887	—	—
	(25,612)	169	20,034	—	(5,747)
Earnings (loss) from continuing operations	(38,049)	5,836	—	168	(43,717)
Discontinued operations, net of tax:
Operating earnings (loss) from rental properties	325	(3)	—	(328)	—
Impairment of real estate	(160)	—	—	160	—
	165	(3)	—	(168)	—
Net earnings (loss)	(37,884)	5,833	—	—	(43,717)
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(5,836)	(5,836)	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	3	3	—	—	—
	(5,833)	(5,833)	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(43,717)	$—	$—	$—	$(43,717)
Preferred dividends	(3,850)	—	—	—	(3,850)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(47,567)	$—	$—	$—	$(47,567)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Six Months Ended July 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$557,162	$23,752	$195,494	$2,003	$730,907
Expenses
Operating expenses	339,838	17,417	87,488	762	410,671
Depreciation and amortization	106,860	1,996	38,847	395	144,106
Impairment of real estate	4,289	—	390	261	4,940
	450,987	19,413	126,725	1,418	559,717
Interest expense	(120,969)	(5,401)	(50,298)	(625)	(166,491)
Amortization of mortgage procurement costs	(6,547)	(229)	(1,650)	(8)	(7,976)
Loss on early extinguishment of debt	(719)	(188)	(1,313)	—	(1,844)
Interest and other income	24,357	955	498	—	23,900
Net gain (loss) on land held for divestiture activity	(6,458)	3,507	(41,887)	—	(51,852)
Net gain on disposition of rental properties	—	—	16,107	7,914	24,021
Earnings (loss) before income taxes	(4,161)	2,983	(9,774)	7,866	(9,052)
Income tax expense (benefit)
Current	(24,772)	—	—	5,592	(19,180)
Deferred	25,273	—	—	(2,380)	22,893
	501	—	—	3,212	3,713
Net gain on change in control of interests	6,766	2,702	—	—	4,064
Equity in earnings (loss) of unconsolidated entities, including impairment	20,048	199	(32,113)	—	(12,264)
Net loss on land held for divestiture activity of unconsolidated entities	(41,887)	—	41,887	—	—
	(21,839)	199	9,774	—	(12,264)
Earnings (loss) from continuing operations	(19,735)	5,884	—	4,654	(20,965)
Discontinued operations, net of tax:
Operating earnings from rental properties	414	5	—	(409)	—
Impairment of real estate	(160)	—	—	160	—
Gain on disposition of rental properties	5,370	965	—	(4,405)	—
	5,624	970	—	(4,654)	—
Net earnings (loss)	(14,111)	6,854	—	—	(20,965)
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(5,884)	(5,884)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(970)	(970)	—	—	—
	(6,854)	(6,854)	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(20,965)	$—	$—	$—	$(20,965)
Preferred dividends	(7,700)	—	—	—	(7,700)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(28,665)	$—	$—	$—	$(28,665)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Three Months Ended July 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$244,706	$12,179	$94,643	$9,893	$337,063
Expenses
Operating expenses	152,756	7,855	45,037	5,413	195,351
Depreciation and amortization	53,434	1,150	16,010	1,321	69,615
Impairment of real estate	235	—	—	—	235
	206,425	9,005	61,047	6,734	265,201
Interest expense	(62,995)	(3,523)	(25,183)	(1,214)	(85,869)
Amortization of mortgage procurement costs	(2,711)	(129)	(734)	(99)	(3,415)
Loss on early extinguishment of debt	(5,471)	—	(2,355)	—	(7,826)
Interest and other income	15,315	534	268	—	15,049
Net gain on disposition of rental properties	—	—	—	29,899	29,899
Earnings (loss) before income taxes	(17,581)	56	5,592	31,745	19,700
Income tax expense (benefit)
Current	(2,138)	—	—	2,002	(136)
Deferred	(3,761)	—	—	10,890	7,129
	(5,899)	—	—	12,892	6,993
Equity in earnings (loss) of unconsolidated entities	2,385	142	(5,592)	—	(3,349)
Earnings (loss) from continuing operations	(9,297)	198	—	18,853	9,358
Discontinued operations, net of tax:
Operating earnings from rental properties	1,791	660	—	(1,131)	—
Gain on disposition of rental properties	99,087	81,365	—	(17,722)	—
	100,878	82,025	—	(18,853)	—
Net earnings	91,581	82,223	—	—	9,358
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(198)	(198)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(82,025)	(82,025)	—	—	—
	(82,223)	(82,223)	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$9,358	$—	$—	$—	$9,358
Preferred dividends	(3,850)	—	—	—	(3,850)
Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$5,508	$—	$—	$—	$5,508

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Six Months Ended July 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$548,043	$24,677	$177,357	$19,988	$720,711
Expenses
Operating expenses	313,113	15,255	82,721	12,424	393,003
Depreciation and amortization	109,081	2,788	29,700	3,153	139,146
Impairment of real estate	5,070	—	—	—	5,070
	427,264	18,043	112,421	15,577	537,219
Interest expense	(128,900)	(7,355)	(48,290)	(2,726)	(172,561)
Amortization of mortgage procurement costs	(5,589)	(259)	(1,352)	(365)	(7,047)
Loss on early extinguishment of debt	(5,767)	(4)	(2,355)	—	(8,118)
Interest and other income	30,822	394	385	—	30,813
Net gain on disposition of rental properties and partial interests in rental properties	9,561	—	12,567	39,937	62,065
Earnings (loss) before income taxes	20,906	(590)	25,891	41,257	88,644
Income tax expense (benefit)
Current	15,460	—	—	2,615	18,075
Deferred	(3,619)	—	—	14,785	11,166
	11,841	—	—	17,400	29,241
Equity in earnings (loss) of unconsolidated entities	22,379	190	(25,891)	—	(3,702)
Earnings (loss) from continuing operations	31,444	(400)	—	23,857	55,701
Discontinued operations, net of tax:
Operating earnings from rental properties	2,804	1,995	—	(809)	—
Gain on disposition of rental properties	104,806	81,758	—	(23,048)	—
	107,610	83,753	—	(23,857)	—
Net earnings	139,054	83,353	—	—	55,701
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests	400	400	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(83,753)	(83,753)	—	—	—
	(83,353)	(83,353)	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$55,701	$—	$—	$—	$55,701
Preferred dividends	(7,700)	—	—	—	(7,700)
Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$48,001	$—	$—	$—	$48,001

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – July 31, 2012
The “Net Asset Value Components” table below represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of the net asset value involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams, or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - July 31, 2012
Completed Rental Properties (“CRP”)
	Q2 2012	Annualized	Net Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	NOI (2)	Adjustments (3)	Stabilized NOI	Debt (4)
		A	B	=A+B
Commercial Real Estate
Retail	$58.8	$235.2	$(4.6)	$230.6	(2,682.2)
Office	63.6	254.4	0.2	254.6	(2,296.5)
Other	(4.3)	(17.2)	15.1	(2.1)
Total Commercial Real Estate	$118.1	$472.4	$10.7	$483.1	(4,978.7)
Residential Real Estate
Apartments	$35.5	$142.0	$6.9	$148.9	(1,963.2)
Subsidized Senior Housing (5)	4.5	18.0	—	18.0
Military Housing	7.1	28.4	(13.4)	15.0
Other	(3.1)	(12.4)	—	(12.4)
Total Residential Real Estate	$44.0	$176.0	$(6.5)	$169.5	(1,963.2)
Total Rental Properties	$162.1	$648.4	$4.2	$652.6	(6,941.9)
Development Pipeline Debt Adj. NET (6)					596.0
Adjusted Total Rental Properties	$162.1	$648.4	$4.2	$652.6	(6,345.9)
Development Pipeline
				Book Value	Nonrecourse Debt
Westchester's Ridge Hill (Adjusted for amounts included in CRP) (6)				$586.3	$(327.4)
8 Spruce Street (Adjusted for amounts included in CRP) (6)				451.7	(268.6)
Total development pipeline adjustments				1,038.0	(596.0)
Projects under construction (4)				754.2	(338.5)
Adjusted projects under construction				$1,792.2	$(934.5)
Projects under development (4)				$939.8	$(190.5)
Land held for development and sale (4)				$69.7	$(8.5)
Other Tangible Assets
				Book Value (4)	Nonrecourse
					Debt (4)
Cash and equivalents				$280.5
Restricted cash and escrowed funds				$387.6
Notes and accounts receivable, net (7)				$406.3
Net investments and advances to unconsolidated entities				$182.8
Prepaid expenses and other deferred costs, net				$227.7
Land held for divestiture				$48.8	$(38.5)
Recourse Debt and Other Liabilities
				Book Value (4)
Bank revolving credit facility				$—
Senior and subordinated debt				$(1,157.7)
Less: convertible debt				$599.3
Less: escrowed funds for 2015 senior note redemption				$125.0
Construction payables				$(141.3)
Operating accounts payable and accrued expenses (8)				$(695.8)
Weighted Average Shares Outstanding - Diluted
Number of shares for the three months ended July 31, 2012 (In millions)				221.9

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – July 31, 2012 (continued)

(1)
Pro-rata Q2 2012 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended July 31, 2012 in the Supplemental Operating Information section of this supplemental package. Write-offs of abandoned development projects of $12.9 million and tax credit income of $8.0 million have been excluded from the appropriate real estate groups from total NOI used in the Net Asset Value Component schedule.

(2)	Pro-rata annualized NOI is calculated by taking the Q2 2012 NOI times a multiple of four.

(3)
The net stabilized adjustments column represents net adjustments required to arrive at a fully stabilized NOI for those properties currently in initial lease up periods, net of the removal of partial period NOI for recently sold properties. For those properties currently in initial lease up periods we have included stabilization adjustments as follows:

a)
NOI for The Aster Town Center is reflected at 5% of the pro-rata cost disclosed in our Development Pipeline disclosure. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of lease up properties. See note 6, which describes the treatment of Westchester’s Ridge Hill and 8 Spruce Street.

b)	At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property management fees, net of operating expenses, to be $15.0 million.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of July 31, 2012 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)	Represents limited-distribution subsidized senior housing properties.

(6)
Westchester’s Ridge Hill and 8 Spruce Street have their assets shown in the Development Pipeline section of the model. Westchester’s Ridge Hill, as of July 31, 2012, had $586.3 million of costs incurred at pro-rata consolidation and $327.4 million of mortgage debt at pro-rata consolidation which were transferred to CRP. 8 Spruce Street, as of July 31, 2012, had $451.7 million of costs incurred at pro-rata consolidation and $268.6 million of mortgage debt at pro-rata consolidation which were transferred to CRP. In order to account for the phased openings of Westchester’s Ridge Hill and 8 Spruce Street as NAV components we have made the following adjustments:

a)
All costs and associated debt for Westchester’s Ridge Hill and 8 Spruce Street for purposes exclusive to this disclosure are accounted for as a component of “Adjusted Projects Under Construction” in the Development Pipeline section of this schedule. Accordingly, all NOI, through the net stabilized adjustments column for the appropriate product types, and debt have been removed from the CRP section of the NAV schedule. The debt amounts removed from CRP and added to the Development Pipeline represent only the amounts recorded in CRP based on the proportion open and ready for occupancy and do not reflect the total debt outstanding for these projects, some of which is already included in the Development Pipeline.

(7)	Includes $161.7 million of straight-line rent receivable (net of $15.7 million of allowance for doubtful accounts).

(8)	Includes $36.3 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data - July 31, 2012 and 2011
Retail and office occupancy is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy represents total units occupied divided by total units available. Average Occupancy for residential is calculated by dividing gross potential rent less vacancy by gross potential rent.
We analyze our occupancy percentages by each of our major product lines as follows:

	Occupancy As of July 31, 2012	Average Occupancy Year-to-Date July 31, 2012	Occupancy As of July 31, 2011	Average Occupancy Year-to-Date July 31, 2011
Retail
Comparable	91.6%	91.4%	91.2%	91.4%
Total	89.3%	89.1%	90.4%	90.8%
Office
Comparable	91.4%	91.0%	91.1%	90.3%
Total	90.1%	89.6%	88.8%	88.3%
Residential (1)
Comparable	94.2%	94.8%	93.6%	94.5%
Total	93.9%	94.5%	93.0%	91.7%
The graph below provides comparable occupancy as reported in previous quarters. These amounts may differ from above because the properties that qualify as comparable change from period to period.
(1)Excludes military and limited-distribution subsidized senior housing units.
(2)Represents Comparable Occupancy for Retail and Office as of the applicable date and Comparable Average Occupancy Year-to-Date for Residential.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Retail Sales Data
The following graphs provide current and historical retail sales for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our tenants.
The graph below represents regional mall sales for tenants that are open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the periods shown are not included.
The graph below represents regional mall sales for all tenants that are open and operating for the duration of each comparable period presented. Those tenants that have begun and/or ceased operations in the periods shown are not included.

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in the Company’s supplemental package. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and gross leasable area (“GLA”) signed on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
3rd Quarter 2011	48	162,170	$49.53	$45.43	9.0%
4th Quarter 2011	59	149,030	$60.95	$55.35	10.1%
1st Quarter 2012	38	88,993	$58.67	$53.37	9.9%
2nd Quarter 2012	28	81,774	$53.36	$48.96	9.0%
Total	173	481,967	$55.37	$50.56	9.5%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
3rd Quarter 2011	10	34,385	$62.29	$56.11	11.0%
4th Quarter 2011	9	83,671	$31.12	$27.86	11.7%
1st Quarter 2012	7	29,117	$41.95	$41.56	0.9%
2nd Quarter 2012	8	35,234	$21.40	$21.77	(1.7)%
Total	34	182,407	$36.85	$34.20	7.7%

Office Buildings
The following table represents all new leases compared to terms of all expired leases in our office portfolio over the past 12 months.
Office Buildings

	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (2)	Expiring Rent Per Square Foot (2)	Cash Basis % Change over Prior Rent
3rd Quarter 2011	33	27	178,838	178,598	$26.20	$29.22	(10.3)%
4th Quarter 2011	46	33	703,488	683,121	$30.13	$27.86	8.1%
1st Quarter 2012	38	28	340,382	239,112	$27.40	$28.01	(2.2)%
2nd Quarter 2012	28	20	132,835	96,046	$20.13	$18.66	7.9%
Total	145	108	1,355,543	1,196,877	$27.95	$27.36	2.2%

Office Buildings by Product in Core and Non-Core Markets

	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (2)	Expiring Rent Per Square Foot (2)	Cash Basis % Change over Prior Rent
Products:
Life Science Office	22	14	278,037	267,384	$47.64	$46.00	3.6%
Other Office	61	47	381,798	277,009	$27.40	$27.51	(0.4)%
Total Office in Core Markets	83	61	659,835	544,393	$35.93	$36.59	(1.8)%
Office in Non-Core Markets	62	47	695,708	652,484	$20.37	$19.66	3.6%
Total	145	108	1,355,543	1,196,877	$27.95	$27.36	2.2%

(1)	Retail contractual rent per square foot includes base rent and fixed additional charges for marketing/promotional charges and common area maintenance.

(2)
For all new leases, contractual rent per square foot is the new base rate as of rental commencement. For all expiring leases, contractual rent per square foot is the base rate at the time of expiration, plus any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our Apartment Communities for the various periods presented.

Quarterly Comparison		Monthly Average Residential Rental Rates (2)			Average Residential Occupancy
	Leasable Units at	Three Months Ended July 31,			Quarter-to-Date July 31,
Comparable Apartment Communities (1)	Pro-Rata %	2012	2011	% Change	2012	2011	% Change
Core Markets	8,009	$1,563	$1,481	5.5%	95.2%	94.4%	0.8%
Non-Core Markets	9,103	$869	$839	3.6%	94.0%	94.3%	(0.3)%
Total Comparable Apartments	17,112	$1,194	$1,139	4.8%	94.7%	94.4%	0.3%

Year-to-Date Comparison		Monthly Average Residential Rental Rates (2)			Average Residential Occupancy
	Leasable Units at	Six Months Ended July 31,			Year-to-Date July 31,
Comparable Apartment Communities (1)	Pro-Rata %	2012	2011	% Change	2012	2011	% Change
Core Markets	8,009	$1,551	$1,469	5.6%	95.4%	94.7%	0.7%
Non-Core Markets	9,103	$865	$833	3.8%	93.7%	94.3%	(0.6)%
Total Comparable Apartments	17,112	$1,186	$1,131	4.9%	94.8%	94.5%	0.3%

Sequential Quarter Comparison		Monthly Average Residential Rental Rates (2)			Average Residential Occupancy
	Leasable	Three Months Ended			Quarter-to-Date
	Units	July 31,	April 30,		July 31,	April 30,
Comparable Apartment Communities (1)	Pro-Rata %	2012	2012 (3)	% Change	2012	2012 (3)	% Change
Core Markets	8,170	$1,597	$1,568	1.8%	95.2%	95.3%	(0.1)%
Non-Core Markets	9,425	$963	$959	0.4%	93.8%	93.0%	0.8%
Total Comparable Apartments	17,595	$1,257	$1,242	1.2%	94.6%	94.4%	0.2%

(1)
Includes apartment communities completely opened and operated in the periods presented. Excludes all military and limited-distribution subsidized senior housing units. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three and six months ended July 31, 2012, 22.5% of leasable units in core markets and 1.7% of leasable units in non-core markets were deemed affordable housing.

(2)	Represents gross potential rent less concessions.

(3)	These amounts may differ from data as reported in previous quarter because the properties that qualify as comparable change from period to period.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI is defined as NOI from properties opened and operated in the three and six months ended July 31, 2012 and 2011. The schedules below present Pro-Rata Comparable NOI for the three and six months ended July 31, 2012 and 2011.
Comparable Net Operating Income (% change over same period prior year)

	Three Months Ended	Six Months Ended
	July 31, 2012	July 31, 2012
Retail	1.3%	1.9%
Office	5.4%	4.7%
Residential	10.3%	10.3%
Total	5.0%	4.8%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Years Ended
	July 31, 2012	April 30, 2012	January 31, 2012	October 31, 2011	July 31, 2011		January 31, 2012	January 31, 2011	January 31, 2010
Retail	1.3%	3.0%	4.7%	(1.5)%	1.6%	Retail	2.6%	2.2%	(3.9)%
Office	5.4%	3.2%	0.5%	(7.6)%	3.1%	Office	(2.6)%	2.1%	5.4%
Residential	10.3%	11.0%	11.9%	12.0%	3.1%	Residential	7.3%	4.3%	(3.9)%
Total	5.0%	4.8%	4.6%	(1.4)%	2.6%	Total	1.4%	2.5%	(0.7)%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

	Net Operating Income (dollars in thousands)
	Three Months Ended July 31, 2012				Three Months Ended July 31, 2011				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$57,334	$1,668	$—	$55,666	$56,582	$1,641	$—	$54,941	1.3%	1.3%
Total	60,846	2,079	54	58,821	59,486	2,450	488	57,524
Office Buildings
Comparable	65,003	2,078	—	62,925	60,840	1,167	—	59,673	6.8%	5.4%
Total	65,600	2,024	—	63,576	67,676	1,646	738	66,768
Hotels	3,712	—	—	3,712	3,671	—	2,589	6,260
Land Sales	14	—	—	14	773	—	—	773
Other (1)	(17,442)	(2,476)	—	(14,966)	(2,959)	(533)	—	(2,426)
Total Commercial Group
Comparable	122,337	3,746	—	118,591	117,422	2,808	—	114,614	4.2%	3.5%
Total	112,730	1,627	54	111,157	128,647	3,563	3,815	128,899
Residential Group
Apartments
Comparable	36,115	718	—	35,397	32,611	521	—	32,090	10.7%	10.3%
Total	35,788	791	478	35,475	31,553	753	449	31,249
Subsidized Senior Housing	4,712	165	—	4,547	4,017	154	—	3,863
Military Housing	7,121	49	—	7,072	5,199	238	—	4,961
Other (1)	(881)	142	—	(1,023)	(28)	134	—	(162)
Total Residential Group
Comparable	36,115	718	—	35,397	32,611	521	—	32,090	10.7%	10.3%
Total	46,740	1,147	478	46,071	40,741	1,279	449	39,911
Total Rental Properties
Comparable	158,452	4,464	—	153,988	150,033	3,329	—	146,704	5.6%	5.0%
Total	159,470	2,774	532	157,228	169,388	4,842	4,264	168,810
Land Development Group	6,394	715	—	5,679	643	158	—	485
The Nets	(8,272)	—	—	(8,272)	(3,382)	—	—	(3,382)
Corporate Activities	(13,848)	—	—	(13,848)	(10,104)	—	—	(10,104)
Grand Total	$143,744	$3,489	$532	$140,787	$156,545	$5,000	$4,264	$155,809

(1)
Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income. Additionally, non-capitalizable marketing/promotional costs associated with Barclays Center are included in the Commercial Group.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

	Net Operating Income (dollars in thousands)
	Six Months Ended July 31, 2012				Six Months Ended July 31, 2011				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$115,735	$3,442	$—	$112,293	$113,600	$3,364	$—	$110,236	1.9%	1.9%
Total	121,673	4,155	294	117,812	126,187	5,289	1,130	122,028
Office Buildings
Comparable	129,309	4,333	—	124,976	122,630	3,219	—	119,411	5.4%	4.7%
Total	130,780	4,431	—	126,349	128,823	3,669	2,873	128,027
Hotels	4,809	—	—	4,809	4,627	—	2,142	6,769
Land Sales (1)	36,498	—	—	36,498	43,357	(782)	—	44,139
Other (2)	(26,811)	(4,486)	—	(22,325)	(1,391)	(583)	—	(808)
Total Commercial Group
Comparable	245,044	7,775	—	237,269	236,230	6,583	—	229,647	3.7%	3.3%
Total	266,949	4,100	294	263,143	301,603	7,593	6,145	300,155
Residential Group
Apartments
Comparable	71,375	1,353	—	70,022	64,645	1,157	—	63,488	10.4%	10.3%
Total	74,297	1,598	944	73,643	62,716	1,197	867	62,386
Subsidized Senior Housing	9,111	204	—	8,907	7,983	251	—	7,732
Military Housing	14,663	244	—	14,419	11,167	238	—	10,929
Land Sales	—	—	—	—	158	16	—	142
Other (2)	(4,079)	285	—	(4,364)	69	277	—	(208)
Total Residential Group
Comparable	71,375	1,353	—	70,022	64,645	1,157	—	63,488	10.4%	10.3%
Total	93,992	2,331	944	92,605	82,093	1,979	867	80,981
Total Rental Properties
Comparable	316,419	9,128	—	307,291	300,875	7,740	—	293,135	5.2%	4.8%
Total	360,941	6,431	1,238	355,748	383,696	9,572	7,012	381,136
Land Development Group	9,469	1,058	—	8,411	2,894	434	—	2,460
The Nets	(15,230)	—	—	(15,230)	(3,686)	—	—	(3,686)
Corporate Activities	(26,863)	—	—	(26,863)	(25,035)	—	—	(25,035)
Grand Total	$328,317	$7,489	$1,238	$322,066	$357,869	$10,006	$7,012	$354,875

(1)	Includes $36,484 and $42,622 of NOI generated from the casino land sale at full and pro-rata consolidation for the six months ended July 31, 2012 and 2011, respectively.

(2)
Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income. Additionally, non-capitalizable marketing/promotional costs associated with Barclays Center are included in the Commercial Group.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Six Months Ended July 31, 2012    Six Months Ended July 31, 2011

NOI by Product Type	$354,364	NOI by Product Type	$341,990
Casino Land Sale	36,484	Casino Land Sale	42,622
The Nets	(15,230)	The Nets	(3,686)
Corporate Activities	(26,863)	Corporate Activities	(25,035)
Other (2)	(26,689)	Other (2)	(1,016)
Grand Total NOI	$322,066	Grand Total NOI	$354,875

(1)	Includes limited-distribution subsidized senior housing.

(2)
Includes write-offs of abandoned development projects, non-capitalizable development costs, non-capitalizable marketing/promotional costs associated with Barclays Center and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Six Months Ended July 31, 2012    Six Months Ended July 31, 2011

NOI by Market	$339,945	NOI by Market	$331,061
Casino Land Sale	36,484	Casino Land Sale	42,622
Military Housing	14,419	Military Housing	10,929
The Nets	(15,230)	The Nets	(3,686)
Corporate Activities	(26,863)	Corporate Activities	(25,035)
Other (2)	(26,689)	Other (2)	(1,016)
Grand Total NOI	$322,066	Grand Total NOI	$354,875

(1)	Includes Richmond, Virginia.

(2)
Includes write-offs of abandoned development projects, non-capitalizable development costs, non-capitalizable marketing/promotional costs associated with Barclays Center and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands)

	Three Months Ended July 31, 2012					Three Months Ended July 31, 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (1)	$143,744	$3,489	$—	$532	$140,787	$156,545	$5,000	$—	$4,264	$155,809
Interest expense	(62,725)	(2,677)	(23,966)	(256)	(84,270)	(62,995)	(3,523)	(25,183)	(1,214)	(85,869)
Interest expense of unconsolidated entities	(23,966)	—	23,966	—	—	(25,183)	—	25,183	—	—
Loss on early extinguishment of debt	—	—	(1,313)	—	(1,313)	(5,471)	—	(2,355)	—	(7,826)
Loss on early extinguishment of debt of unconsolidated entities	(1,313)	—	1,313	—	—	(2,355)	—	2,355	—	—
Equity in (earnings) loss of unconsolidated entities, including impairment	25,612	(169)	(20,034)	—	5,747	(2,385)	(142)	5,592	—	3,349
Net gain (loss) on land held for divestiture activity	(6,458)	3,507	(41,887)	—	(51,852)	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	(41,887)	—	41,887	—	—	—	—	—	—	—
Net gain on disposition of rental properties and partial interests in rental properties	—	—	16,107	—	16,107	—	—	—	29,899	29,899
Gain on disposition of unconsolidated entities	16,107	—	(16,107)	—	—	—	—	—	—	—
Impairment of consolidated real estate	(2,908)	—	(390)	(261)	(3,559)	(235)	—	—	—	(235)
Impairment of unconsolidated real estate	(390)	—	390	—	—	—	—	—	—	—
Depreciation and amortization of unconsolidated entities	(20,499)	—	20,499	—	—	(16,744)	—	16,744	—	—
Depreciation and amortization—Real Estate Groups (a)	(53,655)	(1,039)	(19,686)	(191)	(72,493)	(52,748)	(1,150)	(16,010)	(1,321)	(68,929)
Amortization of mortgage procurement costs—Real Estate Groups (b)	(3,682)	(146)	(813)	(4)	(4,353)	(2,711)	(129)	(734)	(99)	(3,415)
Straight-line rent adjustment	3,775	—	—	—	3,775	(2,713)	—	—	216	(2,497)
Preference payment	—	—	—	—	—	(586)	—	—	—	(586)
Earnings (loss) before income taxes	(28,245)	2,965	(20,034)	(180)	(51,424)	(17,581)	56	5,592	31,745	19,700
Income tax benefit (expense)	9,042	—	—	348	9,390	5,899	—	—	(12,892)	(6,993)
Net gain on change in control of interests	6,766	2,702	—	—	4,064	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities, including impairment	16,275	169	(21,853)	—	(5,747)	2,385	142	(5,592)	—	(3,349)
Net loss on land held for divestiture activity of unconsolidated entities	(41,887)	—	41,887	—	—	—	—	—	—	—
	(25,612)	169	20,034	—	(5,747)	2,385	142	(5,592)	—	(3,349)
Earnings (loss) from continuing operations	(38,049)	5,836	—	168	(43,717)	(9,297)	198	—	18,853	9,358
Discontinued operations, net of tax	165	(3)	—	(168)	—	100,878	82,025	—	(18,853)	—
Net earnings (loss)	(37,884)	5,833	—	—	(43,717)	91,581	82,223	—	—	9,358
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(5,836)	(5,836)	—	—	—	(198)	(198)	—	—	—
(Earnings) loss from discontinued operations attributable to noncontrolling interests	3	3	—	—	—	(82,025)	(82,025)	—	—	—
Noncontrolling interests	(5,833)	(5,833)	—	—	—	(82,223)	(82,223)	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(43,717)	$—	$—	$—	$(43,717)	$9,358	$—	$—	$—	$9,358
Preferred dividends	(3,850)	—	—	—	(3,850)	(3,850)	—	—	—	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(47,567)	$—	$—	$—	$(47,567)	$5,508	$—	$—	$—	$5,508
(a) Depreciation and amortization - Real Estate Groups	$53,655	$1,039	$19,686	$191	$72,493	$52,748	$1,150	$16,010	$1,321	$68,929
Depreciation and amortization - Non-Real Estate	576	—	—	—	576	686	—	—	—	686
Total depreciation and amortization	$54,231	$1,039	$19,686	$191	$73,069	$53,434	$1,150	$16,010	$1,321	$69,615
(b) Amortization of mortgage procurement costs - Real Estate Groups	$3,682	$146	$813	$4	$4,353	$2,711	$129	$734	$99	$3,415

(1) For component detail of NOI by segment, see the Summary of FFO schedules for the three and six months ended July 31, 2012 and 2011, included elsewhere in this supplemental package.
Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands) (continued)

	Six Months Ended July 31, 2012					Six Months Ended July 31, 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (1)	$328,317	$7,489	$—	$1,238	$322,066	$357,869	$10,006	$—	$7,012	$354,875
Interest expense	(120,969)	(5,401)	(50,298)	(625)	(166,491)	(128,900)	(7,355)	(48,290)	(2,726)	(172,561)
Interest expense of unconsolidated entities	(50,298)	—	50,298	—	—	(48,290)	—	48,290	—	—
Loss on early extinguishment of debt	(719)	(188)	(1,313)	—	(1,844)	(5,767)	(4)	(2,355)	—	(8,118)
Loss on early extinguishment of debt of unconsolidated entities	(1,313)	—	1,313	—	—	(2,355)	—	2,355	—	—
Equity in (earnings) loss of unconsolidated entities, including impairment	21,839	(199)	(9,774)	—	12,264	(22,379)	(190)	25,891	—	3,702
Net gain (loss) on land held for divestiture activity	(6,458)	3,507	(41,887)	—	(51,852)	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	(41,887)	—	41,887	—	—	—	—	—	—	—
Net gain on disposition of rental properties and partial interests in rental properties	—	—	16,107	7,914	24,021	9,561	—	12,567	39,937	62,065
Gain on disposition of unconsolidated entities	16,107	—	(16,107)	—	—	12,567	—	(12,567)	—	—
Impairment of consolidated real estate	(4,289)	—	(390)	(261)	(4,940)	(5,070)	—	—	—	(5,070)
Impairment of unconsolidated real estate	(390)	—	390	—	—	—	—	—	—	—
Depreciation and amortization of unconsolidated entities	(40,497)	—	40,497	—	—	(31,052)	—	31,052	—	—
Depreciation and amortization—Real Estate Groups (a)	(105,664)	(1,996)	(38,847)	(395)	(142,910)	(107,693)	(2,788)	(29,700)	(3,153)	(137,758)
Amortization of mortgage procurement costs—Real Estate Groups (b)	(6,547)	(229)	(1,650)	(8)	(7,976)	(5,589)	(259)	(1,352)	(365)	(7,047)
Straight-line rent adjustment	8,607	—	—	3	8,610	(825)	—	—	552	(273)
Preference payment	—	—	—	—	—	(1,171)	—	—	—	(1,171)
Earnings (loss) before income taxes	(4,161)	2,983	(9,774)	7,866	(9,052)	20,906	(590)	25,891	41,257	88,644
Income tax expense	(501)	—	—	(3,212)	(3,713)	(11,841)	—	—	(17,400)	(29,241)
Net gain on change in control of interests	6,766	2,702	—	—	4,064	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities, including impairment	20,048	199	(32,113)	—	(12,264)	22,379	190	(25,891)	—	(3,702)
Net loss on land held for divestiture activity of unconsolidated entities	(41,887)	—	41,887	—	—	—	—	—	—	—
	(21,839)	199	9,774	—	(12,264)	22,379	190	(25,891)	—	(3,702)
Earnings (loss) from continuing operations	(19,735)	5,884	—	4,654	(20,965)	31,444	(400)	—	23,857	55,701
Discontinued operations, net of tax	5,624	970	—	(4,654)	—	107,610	83,753	—	(23,857)	—
Net earnings (loss)	(14,111)	6,854	—	—	(20,965)	139,054	83,353	—	—	55,701
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests	(5,884)	(5,884)	—	—	—	400	400	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(970)	(970)	—	—	—	(83,753)	(83,753)	—	—	—
Noncontrolling interests	(6,854)	(6,854)	—	—	—	(83,353)	(83,353)	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(20,965)	$—	$—	$—	$(20,965)	$55,701	$—	$—	$—	$55,701
Preferred dividends	(7,700)	—	—	—	(7,700)	(7,700)	—	—	—	(7,700)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(28,665)	$—	$—	$—	$(28,665)	$48,001	$—	$—	$—	$48,001
(a) Depreciation and amortization—Real Estate Groups	$105,664	$1,996	$38,847	$395	$142,910	$107,693	$2,788	$29,700	$3,153	$137,758
Depreciation and amortization—Non-Real Estate	1,196	—	—	—	1,196	1,388	—	—	—	1,388
Total depreciation and amortization	$106,860	$1,996	$38,847	$395	$144,106	$109,081	$2,788	$29,700	$3,153	$139,146
(b) Amortization of mortgage procurement costs—Real Estate Groups	$6,547	$229	$1,650	$8	$7,976	$5,589	$259	$1,352	$365	$7,047

(1) For component detail of NOI by segment, see the Summary of FFO schedules for the three and six months ended July 31, 2012 and 2011, included elsewhere in this supplemental package.

Results of Operations
Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. – Net loss attributable to Forest City Enterprises, Inc. for the three months ended July 31, 2012 was $43,717,000 versus net earnings of $9,358,000 for the three months ended July 31, 2011. Although we have substantial recurring revenue sources from our properties, we also enter into significant transactions, which create substantial variances in net earnings (loss) between periods. This variance to the prior year period is primarily attributable to the following decreases, which are net of noncontrolling interest:

•	$51,852,000 related to the net loss on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting;

•	$29,899,000 primarily related to the 2011 gain on disposition of Waterfront Station - East 4th & West 4th Buildings, office buildings in Washington, D.C.;

•	$7,818,000 of increased write-offs of abandoned development projects in 2012 compared to 2011;

•	$5,329,000 related to the 2011 gain on early extinguishment of Urban Development Action Grant ("UDAG") loans on Avenue at Tower City, a specialty retail center in Cleveland, Ohio;

•	$4,890,000 related to a 2012 increase in allocated losses from our equity investment in The Nets; and

•	$3,324,000 related to a 2012 increase in impairment charges of consolidated (including discontinued operations) and unconsolidated entities.
These decreases were partially offset by the following increases, net of noncontrolling interest:

•
$16,107,000 related to the 2012 gains on disposition of our unconsolidated investments in Village at Gulfstream Park, a specialty retail center in Hallandale Beach, Florida and Chagrin Plaza I & II, office buildings in Beachwood, Ohio;

•	$10,800,000 related to the 2011 loss on early extinguishment of debt on the exchange of a portion of our 5.00% Convertible Senior Notes due 2016 ("2016 Senior Notes") for Class A common stock;

•
$4,064,000 related to the net gain on change in control of interests related to the acquisition of our partners' interests in certain equity method investments during the three months ended July 31, 2012. The gain represents the adjustment to fair value of all of the assets and liabilities of the entities including the noncontrolling interests of the remaining partner;

•
$3,336,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting; and

•
$16,383,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in earnings before income taxes and pre-tax earnings, including gains in discontinued operations. These fluctuations are primarily related to the various transactions discussed herein.

Net loss attributable to Forest City Enterprises, Inc. for the six months ended July 31, 2012 was $20,965,000 versus net earnings of $55,701,000 for the six months ended July 31, 2011. This variance to the prior year period is primarily attributable to the following decreases, which are net of noncontrolling interest:

•	$51,852,000 related to the net loss on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting;

•	$42,622,000 related to the 2011 sale of an approximate 6 acre land parcel and air rights for development of a casino in downtown Cleveland, Ohio;

•
$32,023,000 related to the 2011 gains on disposition of rental properties exceeding 2012 gains. The 2012 gain related to Quebec Square, a specialty retail center in Denver, Colorado, while the 2011 gains related to Waterfront Station - East 4th & West 4th Buildings and Charleston Marriott, a hotel in Charleston, West Virginia;

•	$11,544,000 related to a 2012 increase in allocated losses from our equity investment in The Nets;

•
$9,561,000 due to the 2011 gain on disposition of partial interests in 15 retail properties in the New York City metropolitan area, related to the formation of new joint venture agreements with an outside partner;

•	$8,108,000 of increased write-offs of abandoned development projects in 2012 compared to 2011;

•	$6,631,000 related to a decrease in income recognized on the sale of state and federal Historic Preservation Tax Credits and New Market Tax Credits in 2012 compared to 2011; and

•	$5,329,000 related to the 2011 gain on early extinguishment of UDAG loans on Avenue at Tower City.

These decreases were partially offset by the following increases, net of noncontrolling interest:

•	$36,484,000 related to the 2012 sale of an approximate 10 acre land parcel and air rights for development of a casino in downtown Cleveland, Ohio;

•	$10,800,000 related to the 2011 loss on early extinguishment of debt on the exchange of a portion of our 2016 Senior Notes for Class A common stock;

•
$7,014,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting;

•
$4,064,000 related to the net gain on change in control of interests related to the acquisition of our partners' interests in certain equity method investments during the three months ended July 31, 2012. The gain represents the adjustment to fair value of all of the assets and liabilities of the entities including the noncontrolling interests of the remaining partner;

•
$3,540,000 related to the 2012 gains on disposition of our unconsolidated investments exceeding 2011. The 2012 gains related to Village at Gulfstream Park and Chagrin Plaza I & II, while the 2011 gains related to Metropolitan Lofts and Twin Lake Towers, apartment communities in Los Angeles, California and Denver, Colorado, respectively; and

•
$25,528,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in earnings before income taxes and pre-tax earnings, including gains in discontinued operations. These fluctuations are primarily related to the various transactions discussed herein.

Net Operating Income (NOI) from Real Estate Groups – NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization and amortization of mortgage procurement costs for non-real estate groups) plus interest income plus equity in earnings (loss) of unconsolidated entities (excluding gain on disposition and impairment of unconsolidated entities) plus interest expense, gain (loss) on early extinguishment of debt, depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results.
Full Consolidation - Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Rental Properties”) for the three months ended July 31, 2012 was $159,470,000 compared to $169,388,000 for the three months ended July 31, 2011, a 5.9% decrease. NOI for the six months ended July 31, 2012 was $360,941,000, also a 5.9% decrease compared to $383,696,000 for the six months ended July 31, 2011.
Pro-Rata Consolidation - Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from Rental Properties for the three months ended July 31, 2012 was $157,228,000 compared to $168,810,000 for the three months ended July 31, 2011, a 6.9% decrease. NOI for the six months ended July 31, 2012 was $355,748,000 compared to $381,136,000 for the six months ended July 31, 2011, a 6.7% decrease. The fluctuation in total NOI from Rental Properties has similar components to the change in FFO and EBDT for the periods as described in the following discussion of FFO and EBDT.
Comparable NOI increased 5.0% for the three months ended July 31, 2012 compared to the prior year period. Retail, office and our residential portfolio comparable NOI increased 1.3%, 5.4% and 10.3%, respectively. Comparable NOI increased 4.8% for the six months ended July 31, 2012 compared to the prior year period. Retail, office and our residential portfolio comparable NOI increased 1.9%, 4.7% and 10.3%, respectively.
Capital Expenditures for our Operating Portfolio—Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the six months ended July 31, 2012 we invested $54,225,000 at pro-rata consolidation ($47,205,000 at full consolidation) in capital expenditures for our operating portfolio as compared to $34,907,000 at pro-rata consolidation ($27,193,000 at full consolidation) during the six months ended July 31, 2011. The increase of capital expenditures over the prior period is primarily due to significant tenant improvements at one of our Brooklyn office properties of $11,803,000 at pro-rata consolidation ($14,307,000 at full consolidation).

FFO—The majority of our peers in the publically traded real estate industry are REITs and report operations using FFO as defined by NAREIT. Although we are not a REIT, we feel it is important to publish this measure to allow for easier comparison of our performance to our peers.
FFO is defined by NAREIT as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); iv) extraordinary items (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).
FFO for the three months ended July 31, 2012 of $21,077,000 decreased by $39,052,000 or 64.9% compared to $60,129,000 for the three months ended July 31, 2011. The fluctuations in FFO by Segment are as follows:

•
Our Commercial and Residential Segments combined provided a pre-tax FFO decrease of $1,184,000.  This is primarily related to increased write-offs of abandoned projects of $7,818,000, 2011 lease cancellation fee income at two Brooklyn office properties of $6,162,000, the 2011 gain on early extinguishment of UDAG loans of $5,329,000, reduced capitalized interest on projects under construction and development of $4,774,000, and reduced FFO from properties sold of $3,166,000. These decreases in the portfolio were partially offset by increased NOI on our mature portfolio of $7,284,000, increased FFO for the adjustments to recognize rental revenues and rental expenses using the straight-line method of $6,272,000, decreased interest expense on our mature portfolio of $4,677,000, the net gain on change in control of interests of $4,064,000, increased FFO from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $3,265,000 and the ramp up of new properties of $2,461,000;

•	Our Land Segment provided a pre-tax FFO decrease of $48,307,000, primarily due to the net loss on land held for divestiture activity of $51,852,000, partially offset by increased sales;

•	The Nets provided a pre-tax FFO decrease of $4,890,000 due to the increase in our allocated losses;

•
Corporate pre-tax FFO increased $5,603,000, primarily due to the 2011 loss on early extinguishment of debt on the exchange of a portion of our 2016 Senior Notes of $10,800,000, partially offset by increased interest expense related to certain Senior Notes and general corporate expenses; and

•	FFO was favorably impacted by a larger tax benefit of $9,726,000 compared to prior year.
FFO for the six months ended July 31, 2012 of $110,229,000 decreased by $47,476,000 or 30.1% compared to $157,705,000 for the six months ended July 31, 2011. The fluctuations in FFO by Segment are as follows:

•
Our Commercial and Residential Segments combined provided a pre-tax FFO decrease of $7,139,000.  This is primarily related to increased write-offs of abandoned projects of $8,108,000, reduced capitalized interest on projects under construction and development of $7,694,000, reduced FFO from properties sold of $6,775,000, decreased income recognized from state and federal Historic Preservation and New Market tax credits of $6,631,000, 2011 lease cancellation fee income at two Brooklyn office properties of $6,162,000, decreased FFO on the casino land sale in 2012 compared to 2011 of $6,138,000, and the 2011 gain on early extinguishment of UDAG loans of $5,329,000. These decreases in the portfolio were partially offset by increased NOI on our mature portfolio of $14,156,000, increased FFO for the adjustments to recognize rental revenues and rental expenses using the straight-line method of $8,883,000, decreased interest expense on our mature portfolio of $8,123,000, increased FFO from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $6,843,000, the net gain on change in control of interests of $4,064,000 and the ramp up of new properties of $2,499,000;

•
Our Land Segment provided a pre-tax FFO decrease of $46,888,000, primarily due to the net loss on land held for divestiture activity of $51,852,000, partially offset by increased sales and land operations;

•	The Nets provided a pre-tax FFO decrease of $11,544,000 due to the increase in our allocated losses;

•
Corporate pre-tax FFO increased $7,843,000, primarily due to the 2011 loss on early extinguishment of debt on the exchange of a portion of our 2016 Senior Notes of $10,800,000, partially offset by increased interest expense related to certain Senior Notes and general corporate expenses; and

•	FFO was favorably impacted by a larger tax benefit of $10,252,000 compared to prior year.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Operating FFO to FFO

Operating FFO - In addition to reporting FFO, we report Operating FFO as an additional financial measure of our operating performance (see Reconciliation of FFO to Net Earnings (Loss), included elsewhere in this supplemental package). We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant non-recurring items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance. Operating FFO may not be comparable to similarly titled measures used by other companies.

Operating FFO is defined as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of Land Group projects; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from the early extinguishment of debt; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method;
viii) other non-recurring items such as income generated from the casino land sale; ix) the Nets pre-tax FFO; and x) income taxes on FFO.

Pro-Rata Consolidation	Three Months Ended July 31,			Six Months Ended July 31,
	2012	2011	% Change	2012	2011	% Change
	(in thousands)			(in thousands)
Portfolio Pre-tax FFO:
Commercial Group	$60,240	$73,082		$160,544	$186,032
Residential Group	31,566	19,908		63,505	45,156
Land Group	(48,606)	(299)		(47,542)	(654)

Adjustments to Portfolio Pre-Tax FFO:
Net loss on land held for divestiture activity	51,852	—		51,852	—
Impairment of Land Group project	—	—		—	1,400
Abandoned development project write-offs	12,906	5,088		13,353	5,245
Tax credit income	(7,956)	(9,386)		(11,881)	(19,640)
(Gain) loss on early extinguishment of portfolio debt	1,313	(2,974)		1,844	(2,682)
Net gain on change in control of interests	(4,064)	—		(4,064)	—
Straight-line rent adjustments	(3,775)	2,497		(8,610)	273
Casino land sale	—	—		(36,484)	(42,622)
Adjustments to Portfolio Pre-Tax FFO subtotal	50,276	(4,775)		6,010	(58,026)
Portfolio Pre-tax Operating FFO	93,476	87,916	6.3%	182,517	172,508	5.8%
Corporate Group Pre-tax FFO	(28,090)	(33,693)		(54,700)	(62,543)
Loss on early extinguishment of debt - Corporate Group	—	10,800		—	10,800
Operating FFO	65,386	65,023	0.6%	127,817	120,765	5.8%
Nets Pre-tax FFO	(8,272)	(3,382)		(15,230)	(3,686)
Add back adjustments to Portfolio Pre-Tax FFO above	(50,276)	4,775		(6,010)	58,026
Add back loss on early extinguishment of debt - Corporate Group	—	(10,800)		—	(10,800)
Income tax benefit (expense) on FFO	14,239	4,513		3,652	(6,600)
FFO	$21,077	$60,129	(64.9)%	$110,229	$157,705	(30.1)%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

FFO Bridge
2012 2nd QTR vs. 2011 2nd QTR
(in millions)
FFO Increase
FFO Decrease
80.0
60.0
40.0
20.0
-
60.1
7.3
6.3
4.7
2.5
3.2
4.8
6.1
7.8
3.6
51.9
4.9
10.8
5.2
9.7
21.1
Combined Commercial and Residential Segments were down $1.1 million
Land Segment was down $48.3 million
Corporate was up $5.6 million
2011 2nd QTR
NOI on mature portfolio
Straight-line rent adjustments
Interest on mature portfolio
New property openings
Property sales
Capitalized interest
Other
Project write-offs
Land operations
Net loss on land held for divestiture activity
Nets operations
2011 Loss on early extinguishment of debt
Senior note interest and Corporate activities
Taxes
2012 2nd QTR

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

FFO Bridge
2012 July YTD vs. 2011 July YTD
(in millions)
FFO Increase
FFO Decrease
190.0
170.0
150.0
130.0
110.0
90.0
157.7
14.2
8.9
8.1
2.5
5.5
6.1
6.6
6.8
7.7
8.1
5.0
51.9
11.5
10.8
3.0
10.2
110.2
Combined Commercial and Residential Segments were down $7.1 million
Land Segment was down $46.9 million
Corporate was up $7.8 million
2011 July YTD
NOI on mature portfolio
Straight-line rent adjustments
Interest on mature portfolio
New property openings
Other
Casino land sale
Tax credit income
Property sales
Capitalized interest
Project write-offs
Land operations
Net loss on land held for divestiture activity
Nets operations
2011 Loss on early extinguishment of debt
Senior note interest and Corporate activities
Taxes
2012 July YTD

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

EBDT—We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as EBDT, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.
EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, and amortization of mortgage procurement costs; iv) deferred income taxes; v) preferred payment which is classified as noncontrolling interest expense on our Consolidated Statement of Operations; vi) impairment of real estate (net of tax); vii) extraordinary items (net of tax); viii) cumulative or retrospective effect of change in accounting principle (net of tax), and ix) revisions of prior period financial statements.

We reconcile EBDT to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred income taxes, which are the result of timing differences of certain income and expense items which are to be realized in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties.

EBDT for the three months ended July 31, 2012 of $56,611,000 decreased by $14,095,000 or 19.9% compared to $70,706,000 for the three months ended July 31, 2011. The fluctuations in EBDT by Segment are as follows:

•
Our Commercial and Residential Segments combined provided a pre-tax EBDT decrease of $9,111,000.  This is primarily related to increased write-offs of abandoned projects of $7,818,000, 2011 lease cancellation fee income at two Brooklyn office properties of $6,162,000, the 2011 gain on early extinguishment of UDAG loans of $5,329,000, reduced capitalized interest on projects under construction and development of $4,774,000, and reduced EBDT from properties sold of $3,166,000. These decreases in the portfolio were partially offset by increased NOI on our mature portfolio of $7,284,000, decreased interest expense on our mature portfolio of $4,677,000, increased EBDT from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $3,265,000 and the ramp up of new properties of $2,461,000;

•	Our Land Segment provided a pre-tax EBDT increase of $3,488,000, primarily due to increased sales;

•	The Nets provided a pre-tax EBDT decrease of $4,890,000 due to the increase in our allocated losses;

•
Corporate pre-tax EBDT increased $5,603,000, primarily due to the 2011 loss on early extinguishment of debt on the exchange of a portion of our 2016 Senior Notes of $10,800,000, partially offset by increased interest expense related to certain Senior Notes and general corporate expenses; and

•	EBDT was unfavorably impacted by a smaller tax benefit of $9,185,000 compared to prior year.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

EBDT for the six months ended July 31, 2012 of $159,043,000 decreased by $39,039,000 or 19.7% compared to $198,082,000 for the six months ended July 31, 2011. The fluctuations in EBDT by Segment are as follows:

•
Our Commercial and Residential Segments combined provided a pre-tax EBDT decrease of $20,236,000.  This is primarily related to increased write-offs of abandoned projects of $8,108,000, reduced capitalized interest on projects under construction and development of $7,694,000, reduced EBDT from properties sold of $6,775,000, decreased income recognized from state and federal Historic Preservation and New Market tax credits of $6,631,000, 2011 lease cancellation fee income at two Brooklyn office properties of $6,162,000, decreased EBDT on the casino land sale in 2012 compared to 2011 of $6,138,000, and the 2011 gain on early extinguishment of UDAG loans of $5,329,000. These decreases in the portfolio were partially offset by increased NOI on our mature portfolio of $14,156,000, decreased interest expense on our mature portfolio of $8,123,000, increased EBDT from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $6,843,000 and the ramp up of new properties of $2,499,000;

•	Our Land Segment provided a pre-tax EBDT increase of $3,472,000, primarily due to increased sales;

•	The Nets provided a pre-tax EBDT decrease of $11,544,000 due to the increase in our allocated losses;

•
Corporate pre-tax EBDT increased $7,843,000, primarily due to the 2011 loss on early extinguishment of debt on the exchange of a portion of our 2016 Senior Notes of $10,800,000, partially offset by increased interest expense related to certain Senior Notes and general corporate expenses; and

•	EBDT was unfavorably impacted by a smaller tax benefit of $18,574,000 compared to prior year.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO and EBDT to Net Earnings (Loss)
The table below illustrates the differences between FFO and our historical reporting of EBDT and reconciles these non-GAAP measures to net earnings (loss), the most comparable GAAP measure.

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	July 31, 2012		July 31, 2011		July 31, 2012		July 31, 2011
	FFO	EBDT	FFO	EBDT	FFO	EBDT	FFO	EBDT
	(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(43,717)	$(43,717)	$9,358	$9,358	$(20,965)	$(20,965)	$55,701	$55,701
Depreciation and Amortization—Real Estate Groups	72,493	72,493	68,929	68,929	142,910	142,910	137,758	137,758
Impairment of depreciable rental properties	3,559	3,559	235	235	4,940	4,940	3,670	3,670
Gain on disposition of rental properties and partial interests in rental properties	(16,107)	(16,107)	(29,899)	(29,899)	(24,021)	(24,021)	(62,065)	(62,065)
Income tax expense (benefit) adjustments — current and deferred (1)
Gain on disposition of rental properties and partial interests in rental properties	6,229	6,229	11,597	11,597	9,281	9,281	24,064	24,064
Impairment of depreciable rental properties	(1,380)	(1,380)	(91)	(91)	(1,916)	(1,916)	(1,423)	(1,423)
Straight-line rent adjustments	—	(3,775)	—	2,497	—	(8,610)	—	273
Net gain on change in control of interests	—	(4,064)	—	—	—	(4,064)	—	—
Net loss on land held for divestiture activity	—	51,852	—	—	—	51,852	—	—
Impairment of Land Group projects	—	—	—	—	—	—	—	1,400
Amortization of mortgage procurement costs—Real Estate Groups	—	4,353	—	3,415	—	7,976	—	7,047
Preference payment	—	—	—	586	—	—	—	1,171
Allowance for projects under development revision	—	—	—	(2,000)	—	—	—	—
Income tax expense (benefit) adjustments — current and deferred (1)
Deferred income tax expense on operating earnings	—	5,710	—	6,079	—	20,202	—	31,029
Impairment of Land Group projects	—	—	—	—	—	—	—	(543)
Net loss on land held for divestiture activity	—	(20,118)	—	—	—	(20,118)	—	—
Net gain on change in control of interests	—	1,576	—	—	—	1,576	—	—
FFO/EBDT	$21,077	$56,611	$60,129	$70,706	$110,229	$159,043	$157,705	$198,082

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	July 31, 2012		July 31, 2011		July 31, 2012		July 31, 2011
FFO/EBDT Per Share - Diluted	FFO	EBDT	FFO	EBDT	FFO	EBDT	FFO	EBDT
Numerator (in thousands):
FFO/EBDT	$21,077	$56,611	$60,129	$70,706	$110,229	$159,043	$157,705	$198,082
If-Converted Method (adjustments for interest, net of tax):
3.625% Puttable Senior Notes due 2014	1,110	1,110	1,110	1,110	2,219	2,219	2,219	2,219
5.00% Convertible Senior Notes due 2016	382	382	413	413	765	765	1,102	1,102
4.25% Convertible Senior Notes due 2018	2,277	2,277	329	329	4,554	4,554	329	329
FFO/EBDT for per share data	$24,846	$60,380	$61,981	$72,558	$117,767	$166,581	$161,355	$201,732
Denominator
Weighted average shares outstanding—Basic	169,454,672	169,454,672	168,788,754	168,788,754	169,331,996	169,331,996	167,171,093	167,171,093
Effect of stock options and restricted stock	739,767	739,767	1,019,210	1,019,210	838,520	838,520	1,036,656	1,036,656
Effect of convertible preferred stock	14,550,257	14,550,257	14,550,257	14,550,257	14,550,257	14,550,257	14,550,257	14,550,257
Effect of convertible debt	33,499,503	33,499,503	19,912,982	19,912,982	33,499,503	33,499,503	20,066,506	20,066,506
Effect of convertible Class A Common Units	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755
Weighted average shares outstanding - Diluted	221,890,954	221,890,954	207,917,958	207,917,958	221,867,031	221,867,031	206,471,267	206,471,267
FFO/EBDT Per Share	$0.11	$0.27	$0.30	$0.35	$0.53	$0.75	$0.78	$0.98

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO and EBDT to Net Earnings (Loss) (continued)

(1)	The following table provides detail of Income Tax Expense (Benefit):

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
	(in thousands)
Current taxes
Operating earnings	$(6,426)	$(11,003)	$(10,224)	$(23,709)
Gain on disposition of rental properties and partial interests in rental properties	(21,081)	8,865	(16,216)	39,169
Net loss on land held for divestiture activity	1,668	—	1,668	—
Subtotal	(25,839)	(2,138)	(24,772)	15,460
Discontinued operations
Operating earnings	5,019	411	4,912	(177)
Gain on disposition of rental properties and partial interests in rental properties	—	1,591	680	2,792
Subtotal	5,019	2,002	5,592	2,615
Total Current taxes	(20,820)	(136)	(19,180)	18,075
Deferred taxes
Operating earnings	10,976	5,775	25,310	30,341
Gain on disposition of rental properties and partial interests in rental properties	27,310	(9,445)	21,988	(31,994)
Impairment of depreciable rental properties	(1,279)	(91)	(1,815)	(1,423)
Impairment of Land Group projects	—	—	—	(543)
Net loss on land held for divestiture activity	(21,786)	—	(21,786)	—
Net gain on change in control of interests	1,576	—	1,576	—
Subtotal	16,797	(3,761)	25,273	(3,619)
Discontinued operations
Operating earnings	(5,266)	304	(5,108)	688
Gain on disposition of rental properties and partial interests in rental properties	—	10,586	2,829	14,097
Impairment of real estate	(101)	—	(101)	—
Subtotal	(5,367)	10,890	(2,380)	14,785
Total Deferred taxes	11,430	7,129	22,893	11,166
Grand Total	$(9,390)	$6,993	$3,713	$29,241

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Lease Expirations as of July 31, 2012

	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	AVERAGE BASE RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES (3)	LEASED GLA (1)	EXPIRING (2)	BASE RENT	EXPIRING (3)
2012	173	567,673	4.60%	$11,583,150	4.56%	$25.46
2013	350	1,202,925	9.75	26,770,280	10.55	27.75
2014	303	1,091,371	8.84	21,513,660	8.47	27.96
2015	226	874,957	7.09	19,130,042	7.54	29.38
2016	263	1,402,666	11.36	31,478,625	12.40	36.14
2017	180	1,224,314	9.92	24,640,562	9.71	26.98
2018	160	701,355	5.68	18,594,618	7.32	28.83
2019	118	1,021,215	8.27	19,960,697	7.86	24.99
2020	84	707,975	5.73	15,040,451	5.92	30.37
2021	136	1,184,063	9.59	25,839,386	10.18	31.28
2022	46	533,993	4.33	8,323,055	3.28	20.92
Thereafter	60	1,831,315	14.84	31,004,007	12.21	22.78
Total	2,099	12,343,822	100.00%	$253,878,533	100.00%	$27.94

(1)	GLA = Gross Leasable Area.

(2)
Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable).

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Office Lease Expirations as of July 31, 2012

	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	AVERAGE BASE RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES (3)	LEASED GLA (1)	EXPIRING (2)	BASE RENT	EXPIRING (3)
2012	48	395,305	3.43%	$13,034,880	4.25%	$33.93
2013	93	962,307	8.34	19,920,264	6.49	22.20
2014	70	1,000,036	8.67	22,326,314	7.27	37.40
2015	53	513,139	4.45	9,765,405	3.18	22.27
2016	67	1,057,016	9.16	24,592,083	8.01	29.53
2017	40	694,959	6.02	12,876,662	4.19	19.64
2018	29	1,265,051	10.97	35,967,548	11.72	31.99
2019	25	697,045	6.04	11,923,868	3.88	20.68
2020	16	1,250,848	10.84	32,291,483	10.52	34.40
2021	14	810,711	7.03	13,005,408	4.24	23.07
2022	8	157,240	1.36	7,566,676	2.47	48.66
Thereafter	31	2,733,349	23.69	103,683,449	33.78	39.63
Total	494	11,537,006	100.00%	$306,954,040	100.00%	$31.30

(1)	GLA = Gross Leasable Area.

(2)
Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable).

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Significant Retail Tenants as of July 31, 2012

(Based on net base rent 1% or greater of the Company’s ownership share)
TENANT	PRIMARY DBA	NUMBER OF LEASES	LEASED SQUARE FEET	PERCENTAGE OF TOTAL RETAIL SQUARE FEET
Bass Pro Shops, Inc.	Bass Pro Shops	3	510,855	4.14%
The TJX Companies, Inc.	Marshalls, T.J.Maxx, HomeGoods	13	404,915	3.28
Regal Entertainment Group	Regal Cinemas, Edwards Theatres, United Artists Theatres	5	381,461	3.09
AMC Entertainment, Inc.	AMC Theatres, MegaStar Theatres	5	377,797	3.06
Gap, Inc.	Banana Republic, Gap, Old Navy	27	337,771	2.73
Dick’s Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy	6	326,866	2.64
The Limited Brands, Inc.	Bath and Body Works, Victoria's Secret	38	224,546	1.82
Best Buy Co., Inc. (1)	Best Buy	8	210,810	1.71
Abercrombie & Fitch Co.	Abercrombie & Fitch, Abercrombie Kids, Hollister	26	188,604	1.53
H&M Hennes & Mauritz AB	H&M	9	161,715	1.31
Ascena Retail Group, Inc.	Justice, Lane Bryant, Dressbarn, Catherines	29	141,511	1.15
Footlocker, Inc.	FootLocker, Lady FootLocker, Kids FootLocker, FootAction USA, Champs Sports	36	140,664	1.14
Forever 21, Inc.	Forever 21	8	112,661	0.91
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie, 77kids	15	85,972	0.70
Subtotal		228	3,606,148	29.21
All Others		1,871	8,737,674	70.79
Total		2,099	12,343,822	100.00%

(1)	Includes a lease for 54,927 square feet at East River Plaza, with an expiration date of January 31, 2031. In April 2012, Best Buy Co., Inc. publicly announced their intention to vacate this space.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Significant Office Tenants as of July 31, 2012

(Based on net base rent 2% or greater of the Company's ownership share)
TENANT	LEASED SQUARE FEET	PERCENTAGE OF TOTAL OFFICE SQUARE FEET
City of New York	1,046,101	9.07%
Millennium Pharmaceuticals, Inc.	698,066	6.05
U.S. Government	535,637	4.64
JP Morgan Chase & Co.	399,141	3.46
WellPoint, Inc.	392,514	3.40
Morgan Stanley & Co.	389,305	3.38
Bank of New York	323,043	2.80
National Grid	259,561	2.25
Clearbridge Advisors, LLC, a Legg Mason Company	196,228	1.70
Covington & Burling, LLP	160,565	1.39
Seyfarth Shaw, LLP	96,909	0.84
Subtotal	4,497,070	38.98
All Others	7,039,936	61.02
Total	11,537,006	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Openings
as of July 31, 2012

Property	Location	Dev (D)	Date Opened	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)		Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area		Lease Commitment %
2012								(in millions)
Residential: (f)
The Aster Town Center (d)	Denver, CO	D	Q1-12/Q2-12	90.0%		90.0%		$10.3	$10.3	$9.3	85			95%
Fee Development Project
Las Vegas City Hall	Las Vegas, NV	D	Q1-12	-	(e)	-	(e)	$0.0	$146.2	$0.0	270,000

Prior Two Years Openings as of July 31, 2012
Retail Centers: (f)
Westchester’s Ridge Hill (i)	Yonkers, NY	D	Q2-11/12	70.0%		100.0%		$868.2	$868.2	$868.2	1,336,000	1,336,000	(h)	60%/68%
East River Plaza (g)	Manhattan, NY	D	Q4-09/Q2-10	35.0%		50.0%		0.0	390.6	195.3	527,000	527,000		93%
								$868.2	$1,258.8	$1,063.5	1,863,000	1,863,000
Residential: (f)
8 Spruce Street (g) (j)	Manhattan, NY	D	Q1-11/12	35.7%		51.0%		$0.0	$875.7	$446.6	899			86%
Foundry Lofts	Washington, D.C.	D	Q4-11	100.0%		100.0%		57.9	57.9	57.9	170			99%
Presidio Landmark	San Francisco, CA	D	Q3-10	100.0%		100.0%		96.5	96.5	96.5	161			91%
								$154.4	$1,030.1	$601.0	1,230
Total Prior Two Years Openings (k)								$1,022.6	$2,288.9	$1,664.5
Recap of Total Prior Two Years Openings
Total 2011								$926.1	$1,801.8	$1,372.7
Total 2010								96.5	487.1	291.8
Total Prior Two Years Openings (k)								$1,022.6	$2,288.9	$1,664.5

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Projects Under Construction
as of July 31, 2012

Property	Location	Anticipated Opening	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)		Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area		Lease Commitment %
							(in millions)
Retail Centers: (f)
The Yards - Boilermaker Shops	Washington, D.C.	Q3-12	100%		100%		$19.6	$19.6	$19.6	40,000	40,000		74%
The Yards - Lumber Shed	Washington, D.C.	Q3-13	100%		100%		14.3	14.3	14.3	32,000	32,000		80%
							$33.9	$33.9	$33.9	72,000	72,000
Office:
Johns Hopkins Parking Garage	Baltimore, MD	Q4-12	85%		100%		$29.9	$29.9	$29.9	492,000
Residential:
Botanica Eastbridge	Denver, CO	Q3-12	90%		90%		$15.4	$15.4	$13.9	118
Continental Building	Dallas, TX	Q1-13	100%		100%		54.6	54.6	54.6	203
The Yards - Twelve12	Washington, D.C.	Q1-14	100%		100%		113.6	113.6	113.6	218	87,000
120 Kingston	Boston, MA	Q2-14	50%		50%		127.0	127.0	63.5	242	5,000
							$310.6	$310.6	$245.6	781	92,000
Arena: (f)
Barclays Center	Brooklyn, NY	Q3-12	34%		34%		$934.3	$934.3	$317.7	670,000	18,000 seats	(l)	75%	(m)
Total Under Construction (n)							$1,308.7	$1,308.7	$627.1

Fee Development Project
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-	(e)	-	(e)	$0.0	$135.0	$0.0	234,000

See footnotes on the following page.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

FOOTNOTES

(a)
As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership.

(b)
Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").

(c)
Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(d)
The difference between the full consolidation cost amount (GAAP) of $10.3 million to the Company's pro-rata share (a non-GAAP measure) of $9.3 million consists of a reduction to full consolidation for non-controlling interest of $1.0 million.

(e)	These are fee development projects. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.

(f)	Updated lease commitments as of August 28, 2012.

(g)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(h)	Includes 156,000 square feet of office space.

(i)
Phased-in opening. Costs are representative of the total project cost, including 864,000 square feet completed as of August 28, 2012. As of July 31, 2012, $586.3 million of costs incurred at pro-rata consolidation and $327.4 million of mortgage debt at pro-rata consolidation were transferred to completed rental properties. As of July 31, 2012, projects under construction include $304.9 million of costs incurred at pro-rata consolidation and $170.3 million of mortgage debt at pro-rata consolidation. Approximately 800,000 square feet of leases have been signed, representing 60% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 68%. Parcel L is a self contained pad site at the southern end of the center. Parcel L has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given Parcel L’s location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

(j)
Phased-in opening. Costs are representative of the total project cost, including all 899 units opened as of August 28, 2012. As of July 31, 2012, $451.7 million of costs incurred at pro-rata consolidation and $268.6 million of mortgage debt at pro-rata consolidation were transferred to completed rental properties. As of July 31, 2012, projects under construction include $10.5 million of costs incurred at pro-rata consolidation and $6.3 million of mortgage debt at pro-rata consolidation. As of August 28, 2012, 772 leases have been signed, representing 86% of the total 899 units.

(k)
The difference between the full consolidation cost amount (GAAP) of $1,022.6 million to the Company's pro-rata share (a non-GAAP measure) of $1,664.5 million consists of the addition of its share of cost for unconsolidated investments of $641.9 million.

(l)	The Nets, a member of the NBA, has a 37 year license agreement to use the arena.

(m)
Represents the percentage of forecasted contractually obligated arena income that is under contract. Contractually obligated income, which include revenue from naming rights, sponsorships, suite licenses, Nets minimum rent and food concession agreements, accounts for 72% of total forecasted revenues for the arena.

(n)
The difference between the full consolidation cost amount (GAAP) of $1,308.7 million to the Company's pro-rata share (a non-GAAP measure) of $627.1 million consists of a reduction to full consolidation for noncontrolling interest of $681.6 million of cost.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Projects Under Development
as of July 31, 2012

Below is a summary of our active large scale development projects, which have yet to commence construction, often referred to as our “shadow pipeline” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $820.7 million ($1,032.0 million at full consolidation) of Projects Under Development (“PUD”) on our balance sheet and pro-rata mortgage debt of $175.5 million ($235.0 million at full consolidation).

1)	Atlantic Yards - Brooklyn, NY
Atlantic Yards is adjacent to the state-of-the-art arena, Barclays Center, which was designed by the award-winning firms Ellerbe Becket and SHoP Architects and is currently under construction. Atlantic Yards is expected to feature more than 6,400 units of housing, including over 2,200 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space.

2)	LiveWork Las Vegas - Las Vegas, NV
LiveWork Las Vegas is a mixed-use project on a 13.5 acre parcel in downtown Las Vegas. At full build-out, the project will have the new 260,000 square-foot City Hall and is also expected to include up to 1 million square feet of office space and approximately 300,000 square feet of retail. The City Hall is owned by the city of Las Vegas, which held its dedication ceremony on March 5, 2012.

3)	The Yards - Washington, D.C.
The Yards is a 42 acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. The full project is expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space. The Yards features a 5.5 acre publicly funded public park that is a gathering place and recreational focus for the community. The first residential building, Foundry Lofts, opened in November 2011 and includes a Potbelly Sandwich restaurant which opened Q1-12. Kruba Thai & Sushi restaurant is expected to open Q3-12. There are also two retail projects under construction, Boilermaker Shops (expected to open in Q3-12) and the Lumber Shed. Additionally, Twelve12, a mixed-use project, is under construction and is expected to feature 218 residential units and 87,000 square feet of retail space.

4)	Colorado Science + Technology Park at Fitzsimons - Aurora, CO
The 184 acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children’s Hospital, the park will offer cost-effective lease rates, build-to-suit office and research sites, and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City’s 4,700 acre Stapleton mixed-used development.

5)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The 31 acre Science + Technology Park at Johns Hopkins is a new center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. In 2008, the Company opened the first of those buildings, 855 North Wolfe Street, a 279,000 square-foot office building anchored by the Johns Hopkins School of Medicine’s Institute for Basic Biomedical Sciences. Construction of a 492,000 square-foot parking garage at 901 N. Washington Street is currently underway and will provide approximately 1,450 parking spaces for Johns Hopkins and the active buildings at the Science + Technology Park upon its anticipated completion in Q4-12. Construction of a second commercial building totaling 234,000 square-feet commenced in January 2012. The new building is being developed on a fee basis and will be fully leased to the Department of Health & Mental Hygiene (DHMH), upon its anticipated opening in Q2-14.
6) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of stores and restaurants.

7)	300 Massachusetts Avenue - Cambridge, MA
Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square foot project.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Military Housing
as of July 31, 2012
Below is a summary of our Military Housing development projects. The Company provides development, construction and management services for these projects and receives agreed upon fees for these services. The following phases still have a percentage of units opened and under construction:

Property	Location	Anticipated Opening	FCE Pro-Rata %	Cost at Full Consolidation	Total Cost at 100%	No. of Units
				(in millions)
Military Housing - Under Construction
Hawaii Phase IV	Kaneohe, HI	2007-2014	*	$0.0	$480.1	1,141
Air Force - Southern Group:
Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	0.0	5.0	1,188
Joint Base Charleston	Charleston, SC	2011-2013	0.0%	0.0	72.1	345
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	0.0	10.2	22
Shaw Air Force Base	Sumter, SC	2011-2015	0.0%	0.0	156.8	630
Subtotal Air Force - Southern Group				$0.0	$244.1	2,185
Total Under Construction				$0.0	$724.2	3,326

*	The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.
Summary of Military Housing Net Operating Income (14,104 end-state units)
Development fees related to our military housing projects are earned based on a contractual percentage of the actual development costs incurred. We also recognize additional development incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development agreements. NOI from development and development incentive fees was $2,930,000 and $5,292,000 for the three and six months ended July 31, 2012, respectively, and $680,000 and $1,817,000 for the three and six months ended July 31, 2011, respectively.
Construction management fees are earned based on a contractual percentage of the actual construction costs incurred. We also recognize certain construction incentive fees based upon successful completion of certain criteria as set forth in the construction contracts. NOI from construction and incentive fees was $121,000 and $554,000 for the three and six months ended July 31, 2012, respectively, and $846,000 and $2,026,000 for the three and six months ended July 31, 2011, respectively.
Property management and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,684,000 and $7,231,000 for the three and six months ended July 31, 2012, respectively, and $2,418,000 and $5,647,000 for the three and six months ended July 31, 2011, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Land Held for Development and Sale
as of July 31, 2012
The Company intends to retain one land development project, Stapleton, near Denver, Colorado. Stapleton represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, a projected 3 million square-feet of retail and 10 million square-feet of office/research and development/industrial space. Centrally located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete.

Location	Gross Acres (1)	Saleable Acres (2)	Option Acres (3)
Stapleton—Denver, CO	341	196	1,151

Land Held for Divestiture
as of July 31, 2012
On January 31, 2012, our Board of Directors approved a strategic decision by our senior management to reposition or divest significant portions of our Land Development Group and is actively executing on our divestiture strategy. Below is a summary of land projects that are considered held for divestiture at July 31, 2012.

Location	Gross Acres (1)	Saleable Acres (2)	Option Acres (3)
Central Station - Chicago, IL	30	30	—
Mesa del Sol - Albuquerque, NM	3,006	1,643	5,731
Texas	256	256	—
North Carolina	1,154	930	—
Ohio	929	615	200
Arizona	643	469	—
Other	595	584	—
Total	6,613	4,527	5,931

(1)	Gross acres represent all acres currently owned including those used for roadways, open spaces and parks.

(2)	Saleable acres represent the total of all acres owned and available for sale. The Land Development Group may choose to further develop some of the acres into completed sublots prior to sale.

(3)
Option acres are those acres that the Land Development Group has a formal option to acquire. Typically these options are in the form of purchase agreements with contingencies for the satisfaction of due diligence reviews.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B Common Stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	July 31, 2012	April 30, 2012	January 31, 2012	October 31, 2011	July 31, 2011
Class A Common Stock
Closing Price, end of quarter	$14.11	$15.95	$13.13	$13.68	$18.01
High Closing Price	$16.19	$16.16	$14.00	$17.82	$19.24
Low Closing Price	$12.98	$13.19	$10.88	$9.76	$17.78
Average Closing Price	$14.33	$14.97	$12.32	$12.72	$18.55
Total Volume	37,344,444	42,370,907	56,114,430	101,588,513	60,938,097
Average Volume	583,507	683,402	905,071	1,562,900	967,271
Common shares outstanding, end of quarter	148,642,140	148,501,425	148,227,849	148,192,446	148,162,038
Class B Common Stock
Closing Price, end of quarter	$14.31	$15.87	$13.17	$13.57	$17.90
High Closing Price	$16.20	$16.12	$13.92	$17.77	$19.17
Low Closing Price	$13.20	$13.17	$10.85	$9.78	$17.66
Average Closing Price	$14.29	$14.95	$12.29	$12.71	$18.54
Total Volume	50,663	41,208	75,255	46,562	58,335
Average Volume	792	665	1,214	716	926
Common shares outstanding, end of quarter	20,858,777	20,911,371	20,934,335	20,964,181	20,987,364
Common Equity Market Capitalization	$2,395,829,694	$2,700,461,187	$2,221,936,849	$2,311,756,597	$3,044,072,120
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s bank revolving credit facility and indenture dated May 19, 2003 (“2003 Indenture”) contain certain restrictive financial covenants. A summary of the key financial covenants as defined in each agreement, all of which the Company is compliant with at July 31, 2012, follows:

	Requirement Per Agreement	As of July 31, 2012	As of April 30, 2012	As of January 31, 2012	As of October 31, 2011
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.35x	1.88x	1.89x	1.93x	1.92x
Cash Flow Coverage Ratio	2.50x	3.38x	3.57x	3.86x	3.94x
Total Development Ratio	<17%	10.89%	10.96%	10.64%	11.59%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$3,578,597	$3,577,586	$3,505,097	$3,584,782
2003 Indenture Financial Covenants (1)
Ratio of Consolidated EBITDA to Interest	>1.30x	1.73x	1.76x	1.82x	1.84x
Minimum Net Worth, as defined (2)	$1,114,587	$4,147,275	$4,142,140	$4,061,179	$4,105,717

(1)
Violation of these financial covenants alone would not automatically cause the notes issued under the 2003 Indenture to become due and payable, but would prevent the Company from incurring or permitting a subsidiary from incurring additional debt, as defined in the 2003 Indenture, unless otherwise permitted by the 2003 Indenture.

(2)	Represents the minimum net worth requirement, as defined at July 31, 2012. This requirement fluctuates each quarter based on actual financial results of each applicable period.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Debt for Projects under Construction and Development
We use nonrecourse mortgage debt and nonrecourse notes payable for the financing of our projects under construction and development. We draw on these financings to partially fund the cost incurred with the development of our real estate. As of July 31, 2012, the amounts outstanding compared to the total commitment under the financings are as follows:

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Outstanding
Fixed	$619,481	$283,963	$738	$336,256
Variable
Taxable	184,943	460	5,899	190,382
Tax-Exempt	—	—	2,372	2,372
Total outstanding on projects under construction and development (1)	$804,424	$284,423	$9,009	$529,010
Commitment
Fixed	$836,666	$401,473	$738	$435,931
Variable
Taxable	202,043	1,139	5,899	206,803
Tax-Exempt	—	—	2,372	2,372
Total commitment	$1,038,709	$402,612	$9,009	$645,106

(1)
Proceeds from outstanding debt of $2,121 and $3,641, at full and pro-rata consolidation, respectively, described above are recorded as restricted cash and escrowed funds in our Consolidated Balance Sheet. For bonds issued in conjunction with development, the full amount of the bonds is issued at the beginning of construction and must remain in escrow until costs are incurred.

Nonrecourse Debt
Our primary capital strategy seeks to isolate the operating and financial risk at the property level to maximize returns and reduce risk on and of our equity capital. As such, substantially all of our operating and development properties are separately encumbered with nonrecourse mortgage debt which in some limited circumstances is supplemented by nonrecourse notes payable (collectively “nonrecourse debt”).
We use taxable and tax-exempt nonrecourse debt for our real estate projects. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years. For those real estate projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those operating projects whose loans mature or are projected to open and achieve stabilized operations. The availability of nonrecourse mortgage capital is improving, especially in strong markets, but is still not at the levels before the economic downturn. For those assets that cannot be refinanced at attractive terms, we attempt to extend the maturities with existing lenders.
We are actively working to refinance and/or extend the maturities of the nonrecourse debt that are coming due in the next 24 months. During the six months ended July 31, 2012, we completed the following financings:

Purpose of Financing	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
	(in thousands)
Refinancings	$203,450	$13,300	$51,683	$241,833
Construction and development projects (1)	101,380	—	—	101,380
Loan extensions/additional fundings	102,859	2,643	25,587	125,803
	$407,689	$15,943	$77,270	$469,016

(1)	Represents the full amount available to be drawn on the loans.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands)
As of July 31, 2012

	Period Ending January 31, 2013				Fiscal Year Ending January 31, 2014
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$195,538	$3,520	$43,525	$235,543	$636,157	$80,271	$141,153	$697,039
Weighted average rate	5.62%	7.24%	6.31%	5.72%	6.44%	9.91%	6.32%	6.01%
Variable:
Variable-rate debt	853,270	772	35,338	887,836	70,337	2,281	50,042	118,098
Weighted average rate	3.29%	3.32%	4.42%	3.33%	5.28%	5.29%	3.13%	4.37%
Tax-Exempt	—	—	2,495	2,495	90,800	—	53,040	143,840
Weighted average rate	—%	—%	1.52%	1.52%	2.68%	—%	3.19%	2.87%
Total variable-rate debt	853,270	772	37,833	890,331	161,137	2,281	103,082	261,938
Total Nonrecourse Debt	$1,048,808	$4,292	$81,358	$1,125,874	$797,294	$82,552	$244,235	$958,977
Weighted Average Rate	3.72%	6.53%	5.34%	3.83%	5.91%	9.78%	4.99%	5.34%

	Fiscal Year Ending January 31, 2015				Fiscal Year Ending January 31, 2016
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$294,996	$34,272	$243,704	$504,428	$350,501	$29,430	$117,025	$438,096
Weighted average rate	6.03%	5.93%	5.51%	5.78%	5.56%	5.83%	5.21%	5.45%
Variable:
Variable-rate debt	30,518	618	30,883	60,783	22,979	4,518	21,481	39,942
Weighted average rate	3.66%	2.89%	4.25%	3.97%	3.53%	3.61%	1.63%	2.50%
Tax-Exempt	—	—	—	—	—	—	—	—
Weighted average rate	—%	—%	—%	—%	—%	—%	—%	—%
Total variable-rate debt	30,518	618	30,883	60,783	22,979	4,518	21,481	39,942
Total Nonrecourse Debt	$325,514	$34,890	$274,587	$565,211	$373,480	$33,948	$138,506	$478,038
Weighted Average Rate	5.81%	5.87%	5.37%	5.59%	5.43%	5.53%	4.65%	5.20%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of July 31, 2012

	Period Ending January 31, 2017				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$424,954	$6,798	$89,886	$508,042	$1,825,799	$283,074	$848,280	$2,391,005
Weighted average rate	5.74%	5.98%	6.47%	5.87%	5.23%	6.36%	5.48%	5.19%
Variable:
Variable-rate debt	—	—	182,405	182,405	652,908	2,796	112,218	762,330
Weighted average rate	—%	—%	2.37%	2.37%	6.54%	3.25%	3.97%	6.17%
Tax-Exempt	—	—	103,989	103,989	340,601	9,220	110,685	442,066
Weighted average rate	—%	—%	2.41%	2.41%	1.27%	0.85%	1.32%	1.29%
Total variable-rate debt	—	—	286,394	286,394	993,509	12,016	222,903	1,204,396
Total Nonrecourse Debt	$424,954	$6,798	$376,280	$794,436	$2,819,308	$295,090	$1,071,183	$3,595,401
Weighted Average Rate	5.74%	5.98%	3.36%	4.61%	5.06%	6.16%	4.89%	4.92%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$3,727,945	$437,365	$1,483,573	$4,774,153
Weighted average rate	5.61%	6.94%	5.63%	5.49%
Variable:
Variable-rate debt	1,630,012	10,985	432,367	2,051,394
Weighted average rate	4.69%	3.81%	3.14%	4.36%
Tax-Exempt	431,401	9,220	270,209	692,390
Weighted average rate	1.56%	0.85%	2.11%	1.79%
Total variable-rate debt	2,061,413	20,205	702,576	2,743,784
Total Nonrecourse Debt	$5,789,358	$457,570	$2,186,149	$7,517,937
Weighted Average Rate	5.05%	6.74%	4.70%	4.84%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended July 31, 2012 and 2011 (in thousands)

	Commercial Group 2012					Commercial Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$182,188	$6,765	$59,021	$125	$234,569	$180,022	$8,526	$55,995	$9,190	$236,681
Exclude straight-line rent adjustment	(4,683)	—	—	—	(4,683)	1,906	—	—	(216)	1,690
Adjusted revenues	177,505	6,765	59,021	125	229,886	181,928	8,526	55,995	8,974	238,371
Add interest and other income	6,299	106	31	—	6,224	7,714	173	40	—	7,581
Equity in earnings (loss) of unconsolidated entities, including impairment	22,180	—	(22,421)	—	(241)	3,845	1	(3,844)	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(16,107)	—	16,107	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	11,156	—	(11,156)	—	—	10,394	—	(10,394)	—	—
Exclude interest expense of unconsolidated entities	16,607	—	(16,607)	—	—	16,519	—	(16,519)	—	—
Exclude loss on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	19	—	(19)	—	—
Adjusted total income	217,640	6,871	24,975	125	235,869	220,419	8,700	25,259	8,974	245,952
Operating expenses	105,496	5,244	24,975	71	125,298	93,259	5,137	25,259	5,159	118,540
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	177	—	—	—	177	194	—	—	—	194
Exclude straight-line rent adjustment	(763)	—	—	—	(763)	(1,095)	—	—	—	(1,095)
Exclude preference payment	—	—	—	—	—	(586)	—	—	—	(586)
Adjusted operating expenses	104,910	5,244	24,975	71	124,712	91,772	5,137	25,259	5,159	117,053
Net operating income	112,730	1,627	—	54	111,157	128,647	3,563	—	3,815	128,899
Interest expense	(40,968)	(2,231)	(16,607)	(44)	(55,388)	(40,607)	(2,811)	(16,519)	(997)	(55,312)
Interest expense of unconsolidated entities	(16,607)	—	16,607	—	—	(16,519)	—	16,519	—	—
Gain (loss) on early extinguishment of debt	—	—	—	—	—	5,329	—	(19)	—	5,310
Gain (loss) on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	(19)	—	19	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	(586)	—	—	—	(586)
Amortization of mortgage procurement costs - Real Estate Groups	(3,513)	—	—	—	(3,513)	(2,349)	—	—	(95)	(2,444)
Net gain on change in control of interests	6,766	2,702	—	—	4,064	—	—	—	—	—
Impairment of Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	3,920	—	—	—	3,920	(3,001)	—	—	216	(2,785)
Noncontrolling interest in FFO	(2,098)	(2,098)	—	—	—	(752)	(752)	—	—	—
Pre-tax FFO from discontinued operations	10	—	—	(10)	—	2,939	—	—	(2,939)	—
Pre-Tax FFO	60,240	—	—	—	60,240	73,082	—	—	—	73,082
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$60,240	$—	$—	$—	$60,240	$73,082	$—	$—	$—	$73,082
Depreciation and amortization - Real Estate Groups	(51,248)	—	—	(16)	(51,264)	(48,570)	—	—	(1,104)	(49,674)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	16,107	—	16,107	—	—	—	29,899	29,899
Gain on disposition of unconsolidated entities	16,107	—	(16,107)	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	(2,908)	—	—	(261)	(3,169)	—	—	—	—	—
Impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	(16)	—	—	16	—	(1,104)	—	—	1,104	—
Gain on disposition of rental properties	—	—	—	—	—	29,899	—	—	(29,899)	—
Impairment of consolidated real estate	(261)	—	—	261	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$21,914	$—	$—	$—	$21,914	$53,307	$—	$—	$—	$53,307

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended July 31, 2012 and 2011 (in thousands) (continued)

	Residential Group 2012					Residential Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$66,701	$3,250	$34,443	$723	$98,617	$56,822	$3,254	$36,558	$703	$90,829
Exclude straight-line rent adjustment	145	—	—	—	145	(288)	—	—	—	(288)
Adjusted revenues	66,846	3,250	34,443	723	98,762	56,534	3,254	36,558	703	90,541
Add interest and other income	4,837	141	257	—	4,953	4,998	149	224	—	5,073
Equity in earnings (loss) of unconsolidated entities, including impairment	80	169	14	—	(75)	1,614	141	(1,548)	—	(75)
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	9,325	—	(9,325)	—	—	6,274	—	(6,274)	—	—
Exclude interest expense of unconsolidated entities	7,338	—	(7,338)	—	—	8,611	—	(8,611)	—	—
Exclude loss on early extinguishment of debt of unconsolidated entities	1,313	—	(1,313)	—	—	2,336	—	(2,336)	—	—
Adjusted total income	89,739	3,560	16,738	723	103,640	80,367	3,544	18,013	703	95,539
Operating expenses	42,902	2,413	16,738	245	57,472	39,506	2,265	18,013	254	55,508
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	97	—	—	—	97	120	—	—	—	120
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	42,999	2,413	16,738	245	57,569	39,626	2,265	18,013	254	55,628
Net operating income	46,740	1,147	—	478	46,071	40,741	1,279	—	449	39,911
Interest expense	(5,040)	(355)	(7,338)	(212)	(12,235)	(8,823)	(582)	(8,611)	(217)	(17,069)
Interest expense of unconsolidated entities	(7,338)	—	7,338	—	—	(8,611)	—	8,611	—	—
Gain (loss) on early extinguishment of debt	—	—	(1,313)	—	(1,313)	—	—	(2,336)	—	(2,336)
Gain (loss) on early extinguishment of debt of unconsolidated entities	(1,313)	—	1,313	—	—	(2,336)	—	2,336	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(808)	—	—	(4)	(812)	(882)	—	—	(4)	(886)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Impairment of Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	(145)	—	—	—	(145)	288	—	—	—	288
Noncontrolling interest in FFO	(792)	(792)	—	—	—	(697)	(697)	—	—	—
Pre-tax FFO from discontinued operations	262	—	—	(262)	—	228	—	—	(228)	—
Pre-Tax FFO	31,566	—	—	—	31,566	19,908	—	—	—	19,908
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$31,566	$—	$—	$—	$31,566	$19,908	$—	$—	$—	$19,908
Depreciation and amortization - Real Estate Groups	(20,953)	—	—	(175)	(21,128)	(18,971)	—	—	(217)	(19,188)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	—	—	—	—	—	(235)	—	—	—	(235)
Impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	(175)	—	—	175	—	(217)	—	—	217	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated real estate	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$10,438	$—	$—	$—	$10,438	$485	$—	$—	$—	$485

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended July 31, 2012 and 2011 (in thousands) (continued)

	Land Group 2012					Land Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$12,484	$1,176	$466	$—	$11,774	$7,862	$399	$2,090	$—	$9,553
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	12,484	1,176	466	—	11,774	7,862	399	2,090	—	9,553
Add interest and other income	2,510	242	—	—	2,268	2,553	212	4	—	2,345
Equity in earnings (loss) of unconsolidated entities, including impairment	(39,600)	—	42,441	—	2,841	308	—	(200)	—	108
Net loss on land held for divestiture activity of unconsolidated entities	41,887	—	(41,887)	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	390	—	(390)	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	18	—	(18)	—	—	76	—	(76)	—	—
Exclude interest expense of unconsolidated entities	21	—	(21)	—	—	53	—	(53)	—	—
Exclude loss on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	17,710	1,418	591	—	16,883	10,852	611	1,765	—	12,006
Operating expenses	11,271	703	591	—	11,159	10,193	453	1,765	—	11,505
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	45	—	—	—	45	16	—	—	—	16
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	11,316	703	591	—	11,204	10,209	453	1,765	—	11,521
Net operating income	6,394	715	—	—	5,679	643	158	—	—	485
Interest expense	(2,475)	(91)	(21)	—	(2,405)	(776)	(130)	(53)	—	(699)
Interest expense of unconsolidated entities	(21)	—	21	—	—	(53)	—	53	—	—
Gain (loss) on early extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	(6,458)	3,507	(41,887)	—	(51,852)	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	(41,887)	—	41,887	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(28)	—	—	—	(28)	(85)	—	—	—	(85)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Impairment of Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(4,131)	(4,131)	—	—	—	(28)	(28)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(48,606)	—	—	—	(48,606)	(299)	—	—	—	(299)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(48,606)	$—	$—	$—	$(48,606)	$(299)	$—	$—	$—	$(299)
Depreciation and amortization - Real Estate Groups	(101)	—	—	—	(101)	(67)	—	—	—	(67)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	—	—	(390)	—	(390)	—	—	—	—	—
Impairment of unconsolidated real estate	(390)	—	390	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated real estate	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(49,097)	$—	$—	$—	$(49,097)	$(366)	$—	$—	$—	$(366)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended July 31, 2012 and 2011 (in thousands) (continued)

	The Nets Group 2012					The Nets Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities, including impairment	(8,272)	—	—	—	(8,272)	(3,382)	—	—	—	(3,382)
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude loss on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	(8,272)	—	—	—	(8,272)	(3,382)	—	—	—	(3,382)
Operating expenses	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	(8,272)	—	—	—	(8,272)	(3,382)	—	—	—	(3,382)
Interest expense	—	—	—	—	—	—	—	—	—	—
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on early extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests
Impairment of Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(8,272)	—	—	—	(8,272)	(3,382)	—	—	—	(3,382)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(8,272)	$—	$—	$—	$(8,272)	$(3,382)	$—	$—	$—	$(3,382)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated real estate	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(8,272)	$—	$—	$—	$(8,272)	$(3,382)	$—	$—	$—	$(3,382)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended July 31, 2012 and 2011 (in thousands) (continued)

	Corporate Group 2012					Corporate Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	32	—	—	—	32	50	—	—	—	50
Equity in earnings (loss) of unconsolidated entities, including impairment	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude loss on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	32	—	—	—	32	50	—	—	—	50
Operating expenses	13,623	—	—	—	13,623	9,798	—	—	—	9,798
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	257	—	—	—	257	356	—	—	—	356
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	13,880	—	—	—	13,880	10,154	—	—	—	10,154
Net operating income	(13,848)	—	—	—	(13,848)	(10,104)	—	—	—	(10,104)
Interest expense	(14,242)	—	—	—	(14,242)	(12,789)	—	—	—	(12,789)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on early extinguishment of debt	—	—	—	—	—	(10,800)	—	—	—	(10,800)
Gain (loss) on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Impairment of Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(28,090)	—	—	—	(28,090)	(33,693)	—	—	—	(33,693)
Income tax benefit (expense) on FFO	14,239	—	—	—	14,239	4,513	—	—	—	4,513
Funds From Operations (FFO)	$(13,851)	$—	$—	$—	$(13,851)	$(29,180)	$—	$—	$—	$(29,180)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated real estate	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(6,229)	—	—	—	(6,229)	(11,597)	—	—	—	(11,597)
Impairment of consolidated real estate	1,380	—	—	—	1,380	91	—	—	—	91
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(18,700)	$—	$—	$—	$(18,700)	$(40,686)	$—	$—	$—	$(40,686)
Preferred dividends	(3,850)	—	—	—	(3,850)	(3,850)	—	—	—	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(22,550)	$—	$—	$—	$(22,550)	$(44,536)	$—	$—	$—	$(44,536)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended July 31, 2012 and 2011 (in thousands) (continued)

	Total 2012					Total 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$261,373	$11,191	$93,930	$848	$344,960	$244,706	$12,179	$94,643	$9,893	$337,063
Exclude straight-line rent adjustment	(4,538)	—	—	—	(4,538)	1,618	—	—	(216)	1,402
Adjusted revenues	256,835	11,191	93,930	848	340,422	246,324	12,179	94,643	9,677	338,465
Add interest and other income	13,678	489	288	—	13,477	15,315	534	268	—	15,049
Equity in earnings (loss) of unconsolidated entities, including impairment	(25,612)	169	20,034	—	(5,747)	2,385	142	(5,592)	—	(3,349)
Net loss on land held for divestiture activity of unconsolidated entities	41,887	—	(41,887)	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(16,107)	—	16,107	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	390	—	(390)	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	20,499	—	(20,499)	—	—	16,744	—	(16,744)	—	—
Exclude interest expense of unconsolidated entities	23,966	—	(23,966)	—	—	25,183	—	(25,183)	—	—
Exclude loss on early extinguishment of debt of unconsolidated entities	1,313	—	(1,313)	—	—	2,355	—	(2,355)	—	—
Adjusted total income	316,849	11,849	42,304	848	348,152	308,306	12,855	45,037	9,677	350,165
Operating expenses	173,292	8,360	42,304	316	207,552	152,756	7,855	45,037	5,413	195,351
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	576	—	—	—	576	686	—	—	—	686
Exclude straight-line rent adjustment	(763)	—	—	—	(763)	(1,095)	—	—	—	(1,095)
Exclude preference payment	—	—	—	—	—	(586)	—	—	—	(586)
Adjusted operating expenses	173,105	8,360	42,304	316	207,365	151,761	7,855	45,037	5,413	194,356
Net operating income	143,744	3,489	—	532	140,787	156,545	5,000	—	4,264	155,809
Interest expense	(62,725)	(2,677)	(23,966)	(256)	(84,270)	(62,995)	(3,523)	(25,183)	(1,214)	(85,869)
Interest expense of unconsolidated entities	(23,966)	—	23,966	—	—	(25,183)	—	25,183	—	—
Gain (loss) on early extinguishment of debt	—	—	(1,313)	—	(1,313)	(5,471)	—	(2,355)	—	(7,826)
Gain (loss) on early extinguishment of debt of unconsolidated entities	(1,313)	—	1,313	—	—	(2,355)	—	2,355	—	—
Net gain (loss) on land held for divestiture activity	(6,458)	3,507	(41,887)	—	(51,852)	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	(41,887)	—	41,887	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	(586)	—	—	—	(586)
Amortization of mortgage procurement costs - Real Estate Groups	(4,349)	—	—	(4)	(4,353)	(3,316)	—	—	(99)	(3,415)
Net gain on change in control of interests	6,766	2,702	—	—	4,064	—	—	—	—	—
Impairment of Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	3,775	—	—	—	3,775	(2,713)	—	—	216	(2,497)
Noncontrolling interest in FFO	(7,021)	(7,021)	—	—	—	(1,477)	(1,477)	—	—	—
Pre-tax FFO from discontinued operations	272	—	—	(272)	—	3,167	—	—	(3,167)	—
Pre-Tax FFO	6,838	—	—	—	6,838	55,616	—	—	—	55,616
Income tax benefit (expense) on FFO	14,239	—	—	—	14,239	4,513	—	—	—	4,513
Funds From Operations (FFO)	$21,077	$—	$—	$—	$21,077	$60,129	$—	$—	$—	$60,129
Depreciation and amortization - Real Estate Groups	(72,302)	—	—	(191)	(72,493)	(67,608)	—	—	(1,321)	(68,929)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	16,107	—	16,107	—	—	—	29,899	29,899
Gain on disposition of unconsolidated entities	16,107	—	(16,107)	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	(2,908)	—	(390)	(261)	(3,559)	(235)	—	—	—	(235)
Impairment of unconsolidated real estate	(390)	—	390	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	(191)	—	—	191	—	(1,321)	—	—	1,321	—
Gain on disposition of rental properties	—	—	—	—	—	29,899	—	—	(29,899)	—
Impairment of consolidated real estate	(261)	—	—	261	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(6,229)	—	—	—	(6,229)	(11,597)	—	—	—	(11,597)
Impairment of consolidated real estate	1,380	—	—	—	1,380	91	—	—	—	91
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(43,717)	$—	$—	$—	$(43,717)	$9,358	$—	$—	$—	$9,358
Preferred dividends	(3,850)	—	—	—	(3,850)	(3,850)	—	—	—	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(47,567)	$—	$—	$—	$(47,567)	$5,508	$—	$—	$—	$5,508

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Six Months Ended July 31, 2012 and 2011 (in thousands)

	Commercial Group 2012					Commercial Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$401,237	$13,835	$116,965	$559	$504,926	$422,465	$19,325	$100,499	$18,585	$522,224
Exclude straight-line rent adjustment	(10,389)	—	—	(3)	(10,392)	(1,419)	—	—	(552)	(1,971)
Adjusted revenues	390,848	13,835	116,965	556	494,534	421,046	19,325	100,499	18,033	520,253
Add interest and other income	10,098	209	64	—	9,953	14,455	(338)	69	—	14,862
Equity in earnings (loss) of unconsolidated entities, including impairment	28,578	—	(28,819)	—	(241)	6,767	—	(6,767)	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(16,107)	—	16,107	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	22,141	—	(22,141)	—	—	19,063	—	(19,063)	—	—
Exclude interest expense of unconsolidated entities	33,140	—	(33,140)	—	—	30,371	—	(30,371)	—	—
Exclude loss on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	19	—	(19)	—	—
Adjusted total income	468,698	14,044	49,036	556	504,246	491,721	18,987	44,348	18,033	535,115
Operating expenses	202,950	9,944	49,036	262	242,304	193,269	11,394	44,348	11,888	238,111
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	354	—	—	—	354	389	—	—	—	389
Exclude straight-line rent adjustment	(1,555)	—	—	—	(1,555)	(2,369)	—	—	—	(2,369)
Exclude preference payment	—	—	—	—	—	(1,171)	—	—	—	(1,171)
Adjusted operating expenses	201,749	9,944	49,036	262	241,103	190,118	11,394	44,348	11,888	234,960
Net operating income	266,949	4,100	—	294	263,143	301,603	7,593	—	6,145	300,155
Interest expense	(79,732)	(4,454)	(33,140)	(199)	(108,617)	(85,772)	(6,038)	(30,371)	(2,292)	(112,397)
Interest expense of unconsolidated entities	(33,140)	—	33,140	—	—	(30,371)	—	30,371	—	—
Gain (loss) on early extinguishment of debt	(719)	(188)	—	—	(531)	5,033	(4)	(19)	—	5,018
Gain (loss) on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	(19)	—	19	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	(1,171)	—	—	—	(1,171)
Amortization of mortgage procurement costs - Real Estate Groups	(6,352)	—	—	—	(6,352)	(4,818)	—	—	(357)	(5,175)
Net gain on change in control of interests	6,766	2,702	—	—	4,064	—	—	—	—	—
Impairment of Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	8,834	—	—	3	8,837	(950)	—	—	552	(398)
Noncontrolling interest in FFO	(2,160)	(2,160)	—	—	—	(1,551)	(1,551)	—	—	—
Pre-tax FFO from discontinued operations	98	—	—	(98)	—	4,048	—	—	(4,048)	—
Pre-Tax FFO	160,544	—	—	—	160,544	186,032	—	—	—	186,032
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$160,544	$—	$—	$—	$160,544	$186,032	$—	$—	$—	$186,032
Depreciation and amortization - Real Estate Groups	(100,402)	—	—	(40)	(100,442)	(97,350)	—	—	(2,754)	(100,104)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	16,107	7,914	24,021	9,561	—	—	39,937	49,498
Gain on disposition of unconsolidated entities	16,107	—	(16,107)	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	(4,289)	—	—	(261)	(4,550)	(3,435)	—	—	—	(3,435)
Impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	(40)	—	—	40	—	(2,754)	—	—	2,754	—
Gain on disposition of rental properties	7,914	—	—	(7,914)	—	39,937	—	—	(39,937)	—
Impairment of consolidated real estate	(261)	—	—	261	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$79,573	$—	$—	$—	$79,573	$131,991	$—	$—	$—	$131,991

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Six Months Ended July 31, 2012 and 2011 (in thousands) (continued)

	Residential Group 2012					Residential Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$131,285	$7,839	$76,112	$1,444	$201,002	$109,626	$4,302	$72,341	$1,403	$179,068
Exclude straight-line rent adjustment	227	—	—	—	227	(62)	—	—	—	(62)
Adjusted revenues	131,512	7,839	76,112	1,444	201,229	109,564	4,302	72,341	1,403	179,006
Add interest and other income	9,312	282	433	—	9,463	10,874	291	372	—	10,955
Equity in earnings (loss) of unconsolidated entities, including impairment	4,250	199	(3,935)	—	116	18,646	190	(18,253)	—	203
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(12,567)	—	12,567	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	18,315	—	(18,315)	—	—	11,830	—	(11,830)	—	—
Exclude interest expense of unconsolidated entities	17,073	—	(17,073)	—	—	17,717	—	(17,717)	—	—
Exclude loss on early extinguishment of debt of unconsolidated entities	1,313	—	(1,313)	—	—	2,336	—	(2,336)	—	—
Adjusted total income	181,775	8,320	35,909	1,444	210,808	158,400	4,783	35,144	1,403	190,164
Operating expenses	87,586	5,989	35,909	500	118,006	76,001	2,804	35,144	536	108,877
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	197	—	—	—	197	243	—	—	—	243
Exclude straight-line rent adjustment	—	—	—	—	—	63	—	—	—	63
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	87,783	5,989	35,909	500	118,203	76,307	2,804	35,144	536	109,183
Net operating income	93,992	2,331	—	944	92,605	82,093	1,979	—	867	80,981
Interest expense	(9,174)	(683)	(17,073)	(426)	(25,990)	(14,820)	(1,083)	(17,717)	(434)	(31,888)
Interest expense of unconsolidated entities	(17,073)	—	17,073	—	—	(17,717)	—	17,717	—	—
Gain (loss) on early extinguishment of debt	—	—	(1,313)	—	(1,313)	—	—	(2,336)	—	(2,336)
Gain (loss) on early extinguishment of debt of unconsolidated entities	(1,313)	—	1,313	—	—	(2,336)	—	2,336	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(1,562)	—	—	(8)	(1,570)	(1,718)	—	—	(8)	(1,726)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Impairment of Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	(227)	—	—	—	(227)	125	—	—	—	125
Noncontrolling interest in FFO	(1,648)	(1,648)	—	—	—	(896)	(896)	—	—	—
Pre-tax FFO from discontinued operations	510	—	—	(510)	—	425	—	—	(425)	—
Pre-Tax FFO	63,505	—	—	—	63,505	45,156	—	—	—	45,156
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$63,505	$—	$—	$—	$63,505	$45,156	$—	$—	$—	$45,156
Depreciation and amortization - Real Estate Groups	(41,904)	—	—	(355)	(42,259)	(37,102)	—	—	(399)	(37,501)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	12,567	—	12,567
Gain on disposition of unconsolidated entities	—	—	—	—	—	12,567	—	(12,567)	—	—
Impairment of consolidated and unconsolidated real estate	—	—	—	—	—	(235)	—	—	—	(235)
Impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	(355)	—	—	355	—	(399)	—	—	399	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated real estate	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$21,246	$—	$—	$—	$21,246	$19,987	$—	$—	$—	$19,987

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Six Months Ended July 31, 2012 and 2011 (in thousands) (continued)

	Land Group 2012					Land Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$24,640	$2,078	$2,417	$—	$24,979	$15,952	$1,050	$4,517	$—	$19,419
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	24,640	2,078	2,417	—	24,979	15,952	1,050	4,517	—	19,419
Add interest and other income	4,870	464	1	—	4,407	5,394	441	(56)	—	4,897
Equity in earnings (loss) of unconsolidated entities, including impairment	(39,437)	—	42,528	—	3,091	652	—	(871)	—	(219)
Net loss on land held for divestiture activity of unconsolidated entities	41,887	—	(41,887)	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	390	—	(390)	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	41	—	(41)	—	—	159	—	(159)	—	—
Exclude interest expense of unconsolidated entities	85	—	(85)	—	—	202	—	(202)	—	—
Exclude loss on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	32,476	2,542	2,543	—	32,477	22,359	1,491	3,229	—	24,097
Operating expenses	22,948	1,484	2,543	—	24,007	19,418	1,057	3,229	—	21,590
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	59	—	—	—	59	47	—	—	—	47
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	23,007	1,484	2,543	—	24,066	19,465	1,057	3,229	—	21,637
Net operating income	9,469	1,058	—	—	8,411	2,894	434	—	—	2,460
Interest expense	(4,226)	(264)	(85)	—	(4,047)	(1,600)	(234)	(202)	—	(1,568)
Interest expense of unconsolidated entities	(85)	—	85	—	—	(202)	—	202	—	—
Gain (loss) on early extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	(6,458)	3,507	(41,887)	—	(51,852)	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	(41,887)	—	41,887	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(54)	—	—	—	(54)	(146)	—	—	—	(146)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Impairment of Land Group projects	—	—	—	—	—	(1,400)	—	—	—	(1,400)
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(4,301)	(4,301)	—	—	—	(200)	(200)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(47,542)	—	—	—	(47,542)	(654)	—	—	—	(654)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(47,542)	$—	$—	$—	$(47,542)	$(654)	$—	$—	$—	$(654)
Depreciation and amortization - Real Estate Groups	(209)	—	—	—	(209)	(153)	—	—	—	(153)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	—	—	(390)	—	(390)	—	—	—	—	—
Impairment of unconsolidated real estate	(390)	—	390	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated real estate	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(48,141)	$—	$—	$—	$(48,141)	$(807)	$—	$—	$—	$(807)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Six Months Ended July 31, 2012 and 2011 (in thousands) (continued)

	The Nets Group 2012					The Nets Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities, including impairment	(15,230)	—	—	—	(15,230)	(3,686)	—	—	—	(3,686)
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude loss on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	(15,230)	—	—	—	(15,230)	(3,686)	—	—	—	(3,686)
Operating expenses	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	(15,230)	—	—	—	(15,230)	(3,686)	—	—	—	(3,686)
Interest expense	—	—	—	—	—	—	—	—	—	—
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on early extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Impairment of Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(15,230)	—	—	—	(15,230)	(3,686)	—	—	—	(3,686)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(15,230)	$—	$—	$—	$(15,230)	$(3,686)	$—	$—	$—	$(3,686)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated real estate	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(15,230)	$—	$—	$—	$(15,230)	$(3,686)	$—	$—	$—	$(3,686)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Six Months Ended July 31, 2012 and 2011 (in thousands) (continued)

	Corporate Group 2012					Corporate Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	77	—	—	—	77	99	—	—	—	99
Equity in earnings (loss) of unconsolidated entities, including impairment	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude loss on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	77	—	—	—	77	99	—	—	—	99
Operating expenses	26,354	—	—	—	26,354	24,425	—	—	—	24,425
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	586	—	—	—	586	709	—	—	—	709
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	26,940	—	—	—	26,940	25,134	—	—	—	25,134
Net operating income	(26,863)	—	—	—	(26,863)	(25,035)	—	—	—	(25,035)
Interest expense	(27,837)	—	—	—	(27,837)	(26,708)	—	—	—	(26,708)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on early extinguishment of debt	—	—	—	—	—	(10,800)	—	—	—	(10,800)
Gain (loss) on early extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Impairment of Land Group projects	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(54,700)	—	—	—	(54,700)	(62,543)	—	—	—	(62,543)
Income tax benefit (expense) on FFO	3,652	—	—	—	3,652	(6,600)	—	—	—	(6,600)
Funds From Operations (FFO)	$(51,048)	$—	$—	$—	$(51,048)	$(69,143)	$—	$—	$—	$(69,143)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated real estate	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(9,281)	—	—	—	(9,281)	(24,064)	—	—	—	(24,064)
Impairment of consolidated real estate	1,916	—	—	—	1,916	1,423	—	—	—	1,423
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(58,413)	$—	$—	$—	$(58,413)	$(91,784)	$—	$—	$—	$(91,784)
Preferred dividends	(7,700)	—	—	—	(7,700)	(7,700)	—	—	—	(7,700)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(66,113)	$—	$—	$—	$(66,113)	$(99,484)	$—	$—	$—	$(99,484)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Six Months Ended July 31, 2012 and 2011 (in thousands) (continued)

	Total 2012					Total 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$557,162	$23,752	$195,494	$2,003	$730,907	$548,043	$24,677	$177,357	$19,988	$720,711
Exclude straight-line rent adjustment	(10,162)	—	—	(3)	(10,165)	(1,481)	—	—	(552)	(2,033)
Adjusted revenues	547,000	23,752	195,494	2,000	720,742	546,562	24,677	177,357	19,436	718,678
Add interest and other income	24,357	955	498	—	23,900	30,822	394	385	—	30,813
Equity in earnings (loss) of unconsolidated entities, including impairment	(21,839)	199	9,774	—	(12,264)	22,379	190	(25,891)	—	(3,702)
Net loss on land held for divestiture activity of unconsolidated entities	41,887	—	(41,887)	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(16,107)	—	16,107	—	—	(12,567)	—	12,567	—	—
Exclude impairment of unconsolidated real estate	390	—	(390)	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	40,497	—	(40,497)	—	—	31,052	—	(31,052)	—	—
Exclude interest expense of unconsolidated entities	50,298	—	(50,298)	—	—	48,290	—	(48,290)	—	—
Exclude loss on early extinguishment of debt of unconsolidated entities	1,313	—	(1,313)	—	—	2,355	—	(2,355)	—	—
Adjusted total income	667,796	24,906	87,488	2,000	732,378	668,893	25,261	82,721	19,436	745,789
Operating expenses	339,838	17,417	87,488	762	410,671	313,113	15,255	82,721	12,424	393,003
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,196	—	—	—	1,196	1,388	—	—	—	1,388
Exclude straight-line rent adjustment	(1,555)	—	—	—	(1,555)	(2,306)	—	—	—	(2,306)
Exclude preference payment	—	—	—	—	—	(1,171)	—	—	—	(1,171)
Adjusted operating expenses	339,479	17,417	87,488	762	410,312	311,024	15,255	82,721	12,424	390,914
Net operating income	328,317	7,489	—	1,238	322,066	357,869	10,006	—	7,012	354,875
Interest expense	(120,969)	(5,401)	(50,298)	(625)	(166,491)	(128,900)	(7,355)	(48,290)	(2,726)	(172,561)
Interest expense of unconsolidated entities	(50,298)	—	50,298	—	—	(48,290)	—	48,290	—	—
Gain (loss) on early extinguishment of debt	(719)	(188)	(1,313)	—	(1,844)	(5,767)	(4)	(2,355)	—	(8,118)
Gain (loss) on early extinguishment of debt of unconsolidated entities	(1,313)	—	1,313	—	—	(2,355)	—	2,355	—	—
Net gain (loss) on land held for divestiture activity	(6,458)	3,507	(41,887)	—	(51,852)	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	(41,887)	—	41,887	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	(1,171)	—	—	—	(1,171)
Amortization of mortgage procurement costs - Real Estate Groups	(7,968)	—	—	(8)	(7,976)	(6,682)	—	—	(365)	(7,047)
Net gain on change in control of interests	6,766	2,702	—	—	4,064	—	—	—	—	—
Impairment of Land Group projects	—	—	—	—	—	(1,400)	—	—	—	(1,400)
Straight-line rent adjustment	8,607	—	—	3	8,610	(825)	—	—	552	(273)
Noncontrolling interest in FFO	(8,109)	(8,109)	—	—	—	(2,647)	(2,647)	—	—	—
Pre-tax FFO from discontinued operations	608	—	—	(608)	—	4,473	—	—	(4,473)	—
Pre-Tax FFO	106,577	—	—	—	106,577	164,305	—	—	—	164,305
Income tax benefit (expense) on FFO	3,652	—	—	—	3,652	(6,600)	—	—	—	(6,600)
Funds From Operations (FFO)	$110,229	$—	$—	$—	$110,229	$157,705	$—	$—	$—	$157,705
Depreciation and amortization - Real Estate Groups	(142,515)	—	—	(395)	(142,910)	(134,605)	—	—	(3,153)	(137,758)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	16,107	7,914	24,021	9,561	—	12,567	39,937	62,065
Gain on disposition of unconsolidated entities	16,107	—	(16,107)	—	—	12,567	—	(12,567)	—	—
Impairment of consolidated and unconsolidated real estate	(4,289)	—	(390)	(261)	(4,940)	(3,670)	—	—	—	(3,670)
Impairment of unconsolidated real estate	(390)	—	390	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	(395)	—	—	395	—	(3,153)	—	—	3,153	—
Gain on disposition of rental properties	7,914	—	—	(7,914)	—	39,937	—	—	(39,937)	—
Impairment of consolidated real estate	(261)	—	—	261	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(9,281)	—	—	—	(9,281)	(24,064)	—	—	—	(24,064)
Impairment of consolidated real estate	1,916	—	—	—	1,916	1,423	—	—	—	1,423
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(20,965)	$—	$—	$—	$(20,965)	$55,701	$—	$—	$—	$55,701
Preferred dividends	(7,700)	—	—	—	(7,700)	(7,700)	—	—	—	(7,700)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(28,665)	$—	$—	$—	$(28,665)	$48,001	$—	$—	$—	$48,001